                                                                    EXHIBIT 4.13


                                                                [EXECUTION COPY]


               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                           dated as of March 4, 1998


                                     among


                            RENTAL CAR FINANCE CORP.
                                   as Lessor,

                        THRIFTY RENT-A-CAR-SYSTEM, INC.,
                            as Lessee and Servicer,

                        DOLLAR RENT A CAR SYSTEMS, INC.,
                            as Lessee and Servicer,

                           and those Subsidiaries of
                     Dollar Thrifty Automotive Group, Inc.
                               from time to time
                    becoming Lessees and Servicers hereunder

                                      and

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                        as Guarantor and Master Servicer

AS SET FORTH IN SECTION 21 HEREOF, LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) ALL OF LESSOR'S RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART NO. 1, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

             [THIS IS NOT THE ORIGINAL EXECUTED COUNTERPART NO. 1]
               [THIS IS THE ORIGINAL EXECUTED  COUNTERPART NO. 1
                       (IF BEARING ORIGINAL SIGNATURES)]
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                               TABLE OF CONTENTS

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SECTION 1.  CERTAIN DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.  Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.  Accounting and Financial Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.3.  Cross References; Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.4.  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.  GENERAL AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.1.  Leasing of Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.2.  Right of Lessees to Act as Lessor's Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.3.  Payment of Purchase Price by Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.4.  Non-liability of Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 3.  TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.1.  Vehicle Lease Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.2.  Lease Commencement Date; Lease Expiration Date . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 4. CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4.1. Conditions to Each Lease of Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4.1.1  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4.1.2  Limitations of the Acquisition of Certain Vehicles  . . . . . . . . . . . . . . . . . . . . .   6

SECTION 5.  RENT AND CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 5.1.  Payment of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 5.2.  Payment of Availability Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 5.3.  Payment of Monthly Supplemental Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 5.4.  Payment of Termination Payments, Casualty Payments, and Late Return Payments . . . . . . . . .   9
         Section 5.5.  Late Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 6.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 6.1.  Fleet Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 6.2.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 7.  CASUALTY OBLIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 8.  VEHICLE USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 9.  REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 10. MAINTENANCE AND REPAIRS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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SECTION 11.  VEHICLE WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 12.  VEHICLE USAGE REQUIREMENTS AND DISPOSITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 12.1.  Usage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 12.2.  Disposition Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 12.3.  Termination Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 13.  LATE RETURN PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 14.  REDESIGNATION OF VEHICLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 15.  GENERAL INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 15.1.  Indemnity of the Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 15.2.  Indemnification of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 15.3.  Reimbursement Obligation by the Lessees . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 15.4.  Notice to Lessee of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 15.5.  Defense of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 16.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 17.  DEFAULT AND REMEDIES THEREFOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 17.1.  Lease Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 17.2.  Effect of Lease Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 17.3.  Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default or Limited
                             Liquidation Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 17.4.  Rights of Trustee Upon Liquidation Event of Default, Limited Liquidation Event of Default,
                             Manufacturer Event of Default and Non-Performance of Certain Covenants . . . . . . . . .  20
         Section 17.5.  Measure of Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 17.6.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 18.  MANUFACTURER EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 19.  CERTIFICATION OF TRADE OR BUSINESS USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 20.  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 21.  RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE  . . . . . . . . . . . . . . . . . . . .  24

SECTION 22.  MODIFICATION AND SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





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SECTION 23.  CERTAIN REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 23.1.  Due Organization, Authorization, No Conflicts, Etc. . . . . . . . . . . . . . . . . . . . . .  26
         Section 23.2.  Financial Information; Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 23.3.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 23.4.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 23.5.  Necessary Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 23.6.  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 23.7.  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 23.8.  Regulations G, T, U and X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 23.9.  Business Locations; Trade Names; Principal Places of Business Locations . . . . . . . . . . .  28
         Section 23.10.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 23.11.  Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 23.12.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 23.13.  Eligible Vehicles; Eligible Franchisees  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 23.14.  Supplemental Documents True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 24.  CERTAIN AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 24.1.  Corporate Existence; Foreign Qualification  . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 24.2.  Books, Records and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 24.3.  Vehicle Disposition Programs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 24.4.  Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 24.5.  Taxes and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 24.6.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 24.7.  Maintenance of Separate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 24.8.  Master Collateral Agent as Lienholder . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 24.9.  Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 24.10.  Access to Certain Documentation and Information Regarding the Collateral . . . . . . . . . .  36

SECTION 24.11.  Maintenance of Credit Enhancement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 24.12.  Certain Additional Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 24.13.  Minimum Depreciation Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 25.  CERTAIN NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 25.1.  Mergers, Consolidations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 25.2.  Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 25.3.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 25.4.  Use of Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 26.  SERVICING COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 27.  GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 27.1.  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41





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         Section 27.2.  Scope of Guarantor's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 27.3.  Lessor's Right to Amend this Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 27.4.  Waiver of Certain Rights by Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 27.5.  Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated . . . .  43
         Section 27.6.  Guarantor to Pay Lessor's Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 27.7.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 27.8.  Pari Passu Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 27.9.  Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 28.  ADDITIONAL LESSEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section  28.1.  Additional Lessees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 29.  BANKRUPTCY PETITION AGAINST LESSOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 30.  SUBMISSION TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 31.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 32.  JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 33.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 34.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 35.  EXECUTION IN COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 36.  EFFECTIVENESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49





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SCHEDULES AND ATTACHMENTS

Annex A           Operating Lease
Annex B           Financing Lease
Schedule 1        Litigation Claims
Schedule 2        [Reserved]
Schedule 3        Business Locations
Schedule 4        Liens


ATTACHMENT A-1    Information on Refinanced Vehicles and Eligible Receivables
ATTACHMENT A-2    Vehicle Acquisition Schedule
ATTACHMENT B      Form of Power of Attorney
ATTACHMENT C      Form of Certification of Trade or Business Use
ATTACHMENT D      Form of Affiliate Joinder in Lease
ATTACHMENT E      Form of Annual Certificate





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
               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT


    This Master Motor Vehicle Lease and Servicing Agreement (the "Base Lease" and, as supplemented by the Lease Annexes, this "Agreement" or "Lease"), dated as of March 4, 1998, is by and among RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation (the "Lessor" or "RCFC"), DOLLAR RENT A CAR SYSTEMS, INC., an Oklahoma corporation ("Dollar"), as lessee and servicer, THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), as lessee and servicer, and those Subsidiaries of DTAG (as defined below) from time to time becoming Lessees hereunder pursuant to Section 28 hereof (each, an "Additional Lessee"), as lessee and servicer (Thrifty, Dollar, and the Additional Lessees, in their respective capacities as lessees, each a "Lessee" and, collectively, the "Lessees", and, in their respective capacities as servicers, each a "Servicer" and, collectively, the "Servicers"), and DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), as Master Servicer (in such capacity, the "Master Servicer") and as Guarantor (in such capacity, the "Guarantor").

                              W I T N E S S E T H:

    WHEREAS, the Lessor (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in
Section 1) intends to purchase, finance and refinance the purchase of, Eligible Vehicles from one or more Manufacturers with the proceeds obtained from the issuance by the Lessor of its Rental Car Asset Backed Variable Funding Notes, Series 1998-1, pursuant to the Base Indenture and the Series 1998-1 Supplement thereto referred to below and any additional Series of Notes identified in the related Series Supplement as a Group II Series of Notes; and

    WHEREAS, the Lessor desires to lease to the Lessees, and the Lessees desire to lease from the Lessor, Eligible Vehicles for use in the Lessees' respective businesses, including subleasing Vehicles to Eligible Franchisees;

    NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

    SECTION 1.  CERTAIN DEFINITIONS.

    Section 1.1. Certain Definitions. As used in this Lease and unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in (a) the Series 1998-1 Supplement, dated as of March 4, 1998, between RCFC, as issuer, and Bankers Trust Company, a New York banking corporation, as trustee (in such capacity, the "Trustee") (as such Series 1998-1 Supplement may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Series 1998-1 Supplement"), to the Base Indenture, dated as of December 13, 1995, between RCFC and the Trustee, as amended by Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and the Trustee (as amended by such amendment and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture") and any additional Series Supplement to the Base Indenture relating to a Series of Notes identified in such Series Supplement as a Group II Series of Notes and
(b) the Definitions List attached as Schedule 1 to the Base Indenture as in effect as of the date hereof (as such Definitions List may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Definitions List"), provided, that any capitalized term used but not defined herein and defined in each of the Series 1998-1 Supplement and the Definitions List shall have the meaning set forth in the Series 1998-1 Supplement.

    Section 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Lease, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Lease, in accordance with GAAP. When used herein, the term "financial statement" shall include the notes and schedules thereto.

    Section 1.3. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease. Annex, Section, Schedule and Exhibit references contained in this Lease are references to Annexes, Sections, Schedules and Exhibits in or to this Lease unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Lease are inserted for convenience only and shall not affect the meaning or interpretation of this Lease or any provision hereof.

    Section 1.4. Interpretation. In this Lease, unless the context otherwise requires:

         (a)  the singular includes the plural and vice versa;

         (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Lease, and reference to any Person in a particular capacity refers only to such Person in such capacity;

         (c)  reference to any gender includes the other gender;

         (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

         (e) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

         (f)  "or" is not exclusive;

         (g)  provisions apply to successive events and transactions; and

         (h) with respect to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding".

    SECTION 2. GENERAL AGREEMENT. (a) As specified in the Lease Annexes, the Lessees and the Lessor intend that this Lease be (i) an operating lease with respect to the Acquired Vehicles and (ii) a financing arrangement with respect to the Financed Vehicles.

    (b) If, notwithstanding the intent of the parties to this Lease, this Lease is deemed by any court, tribunal, arbitrator or other adjudicative authority in any proceeding (each, a "Court") to constitute a financing arrangement or otherwise not to constitute a "true lease" with respect to the Acquired Vehicles, then it is the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Acquired Vehicles, shall constitute a security agreement under applicable law, and it is the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Financed Vehicles, shall in all events constitute a security agreement under applicable law. Each Lessee hereby acknowledges that it has granted to the Master Collateral Agent, pursuant to the Master Collateral Agency Agreement, for the benefit of the Trustee, a first priority security interest in all of such Lessee's right, title and interest in and to the Lessee Grantor Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of such Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Lease and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs, or expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by such Lessee pursuant to the terms hereof).

    Section 2.1. Leasing of Vehicles. Subject to the terms and conditions hereof, the Lessor agrees to lease to each Lessee and each Lessee agrees to lease from the Lessor Vehicles in the Existing Fleet, as applicable, and each additional Acquired Vehicle or Financed Vehicle identified in Vehicle order summaries (each, a "Vehicle Order") produced from time to time by such Lessee, listing Eligible Vehicles ordered by the Lessee for itself or as agent for the Lessor, pursuant to the terms of any applicable Eligible Vehicle Disposition Programs or otherwise. The Lessor shall, subject to Section 4 and to compliance with the terms of the Indenture, make available to the Lessees under this Lease financing for Financed Vehicles (other than Texas Vehicles) in an aggregate amount, and Acquired Vehicles and Texas Vehicles for lease to the Lessees hereunder in an aggregate Net Book Value, which collectively shall not exceed the Maximum Lease Commitment. The applicable Lessee shall make available to the Lessor (a) in the case of (i) any lease of Vehicles in the Existing Fleet, (ii) the refinancing of any other Eligible Vehicle pursuant to
Section 2.3 of the Master Collateral Agency Agreement (collectively, together with any Vehicles in the Existing Fleet to be leased under the Master Lease (including, without limitation, any Vehicles previously subject to any other Master Lease and refinanced pursuant to the Master Lease), "Refinanced Vehicles"), and/or (iii) the refinancing of Eligible Receivables, a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles and the Eligible Receivables of a scope agreed upon by the Lessor and such Lessee (a "Refinancing Schedule") , and (b) in the case of all other Vehicles, a schedule containing the information with respect to the Vehicles included within the Vehicle Order for such Vehicle as is set forth in Attachment A-2 hereto, or in such form as is otherwise requested by the Lessor (each, a "Vehicle Acquisition Schedule"). In addition, each Lessee shall provide such other information regarding such Vehicles as the Lessor may reasonably require from time to time. The Lessor shall lease to the Lessees, and the Lessees shall lease from the Lessor, only Vehicles that are Eligible Vehicles. This Lease, together with the Vehicle Disposition Programs and other incentive programs relating to the Vehicles and any other related documents attached to this Lease or submitted with a Vehicle Order or Refinancing Schedule (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessees.

    Section 2.2. Right of Lessees to Act as Lessor's Agent. The Lessor agrees that each Lessee may act as the Lessor's agent in placing Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other delivery related claims with respect to the Vehicles leased hereunder; provided, however, that the Lessor may hold the applicable Lessee liable for such Lessee's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Vehicles to a location selected by such Lessee at such Lessee's expense. Each Lessee or any related Sublessee, as applicable, may accept or reject Eligible Vehicles upon delivery in accordance with such Lessee's customary business practices, and any Eligible Vehicle, if rejected, will be deemed a Casualty hereunder. The applicable Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Eligible Vehicle to the Manufacturer thereof, or the applicable auction or dealer, as applicable, pursuant to the preceding sentence. Each Lessee agrees that all vehicles ordered as provided herein shall be Eligible Vehicles and shall be ordered utilizing the procedures consistent with the applicable Vehicle Disposition Program or any guidelines of the Manufacturer, auction or dealer, as applicable, for the ordering or purchasing of Non-Program Vehicles, in each case as and to the extent applicable.

    Section 2.3. Payment of Purchase Price by Lessor. Upon receipt of the Manufacturer's invoice and certificate of origin in respect of any new Vehicle, or such other customary documentation in respect of any used Vehicle, the Lessor or its agent shall pay or cause to be paid to the auction, the dealer or the related Manufacturer, as applicable, the costs and expenses incurred in connection with the acquisition of such Vehicle under the applicable Vehicle Disposition Program (in the case of a Program Vehicle) or otherwise (in the case of a Non-Program Vehicle) as established by the invoice of the auction, the dealer or the Manufacturer, as the case may be (the "Initial Acquisition Cost"), for such Vehicle and the applicable Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle to the extent that the same have not been included within the Initial Acquisition Cost; provided that solely in the case of any Vehicle in the Existing Fleet, any other Refinanced Vehicle, and any Eligible Receivable, the Lessor shall pay to the Master Collateral Agent (x) the aggregate Net Book Value as of the Vehicle Lease Commencement Date of the Existing Fleet Vehicles, and/or the Refinanced Vehicles, as applicable, and
(y) the face amount of the Eligible Receivables being refinanced on the Vehicle Lease Commencement Date.

    Section 2.4. Non-liability of Lessor. The Lessor shall not be liable to a Lessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND THE LESSEES, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE THE APPLICABLE LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT THE APPLICABLE LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR ITS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF THE MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP, DURABILITY OR SUITABILITY OF SUCH VEHICLES IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH LESSEE, OR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO, AND AS BETWEEN THE LESSOR AND SUCH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL

RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, AND EACH LESSEE LEASES THE LEASED VEHICLES "AS IS." The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Lease, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

    SECTION 3.  TERM.

    Section 3.1. Vehicle Lease Commencement Date. The "Vehicle Lease Commencement Date" shall mean, for each Vehicle, the earlier of (a) the date referenced in the Vehicle Acquisition Schedule or Refinancing Schedule with respect to such Vehicle, and (b) the date that funds are expended by the Lessor to acquire or finance the acquisition of such Vehicle (with respect to such Vehicle, the "Vehicle Funding Date"). A vehicle shall be deemed hereunder to be a Vehicle leased under this Lease on each day during the period (the "Vehicle Term") from and including the Vehicle Lease Commencement Date to but excluding the Vehicle Lease Expiration Date.

    Section 3.2. Lease Commencement Date; Lease Expiration Date. The "Lease Commencement Date" shall mean the Closing Date for the Series 1998-1 Notes as the first Group II Series of Notes issued under the Indenture. The "Lease Expiration Date" shall mean the later of (i) the date of the payment in full of all Series of Notes included in the Group II Series of Notes and all outstanding Carrying Charges related thereto, and (ii) the Vehicle Lease Expiration Date for the last Vehicle subject to lease by a Lessee hereunder. The "Term" of this Lease shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

    SECTION 4. CONDITIONS PRECEDENT

    Section 4.1. Conditions to Each Lease of Vehicles. The agreement of the Lessor to make available (a) any Acquired Vehicle for lease to the applicable Lessee, (b) Texas Vehicles and (c) financing for the acquisition of or refinancing of any other Financed Vehicle for lease to such Lessee upon such Lessee's placement of a Vehicle Order, for itself or as agent of the Lessor, or its delivery of a Refinancing Schedule, as applicable, is subject to the terms and conditions of the Indenture and subject to the satisfaction of the following conditions precedent as of the Vehicle Lease Commencement Date for such Vehicle:

    Section 4.1.1 No Default. No Lease Event of Default or Amortization Event shall have occurred and be continuing on such date or would result from the leasing of such Vehicle or Vehicles.

    Section 4.1.2 Limitations of the Acquisition of Certain Vehicles. After giving effect to the inclusion of such Vehicle under this Lease, there shall not be a failure or violation of any of the conditions, requirements, or restrictions specified in any related Series Supplement with respect to the leasing of Eligible Vehicles under this Lease.

    Section 4.1.3 Vehicle Order. The applicable Lessee shall have complied with the applicable provisions of Section 2.1 of this Lease.

    Section 4.1.4 Funding. The aggregate amount of funds to be expended by the Lessor on any one date to acquire or finance the acquisition of any Vehicles shall not exceed the sum of (a) the aggregate Net Book Value of all such Vehicles plus (b) the aggregate face amount of any related Eligible Receivables being refinanced on such date.

    Section 4.1.5 Maximum Non-Program Percentage. The leasing of such Vehicles will not cause the aggregate Net Book Value of Non-Program Vehicles then being leased under this Lease to exceed the Maximum Non-Program Percentage and will not cause any of the Lease commitments expressed in Section 3 of each of Annex A and B to be exceeded.

    Section 4.1.6 Eligible Vehicle. Each Vehicle to be leased hereunder on such date shall be an Eligible Vehicle.

    Section 4.2 Additional Conditions to Leases of Refinanced Vehicles. In addition to the conditions set forth in Section 4.1 above, in connection with the leasing of Refinanced Vehicles and related Eligible Receivables, to evidence the refinancing of such Refinanced Vehicles and related Eligible Receivables on the applicable Vehicle Lease Commencement Date and the conveyance on such date of a security interest in such Refinanced Vehicles and related Eligible Receivables to the Master Collateral Agent, the applicable Lessees shall have made available to the Lessor on or prior to the applicable Vehicle Lease Commencement Date the following:

         (a) a Refinancing Schedule concerning such Refinanced Vehicles and related Eligible Receivables being refinanced on such Vehicle Lease Commencement Date;

         (b) a report of the results of a search of the appropriate records of the principal place in which each Lessee of such Refinanced Vehicles does business and the county and state in which each Lessee's principal office is located, which shall show no liens or other security interests (other than Permitted Liens) with respect to such Vehicles and the related Vehicle Disposition Programs (to the extent not already liened and assigned to the Master Collateral Agent) or, in the event that such search reveals any such non-permitted

    Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest together with appropriate UCC termination statements or UCC partial releases thereof;

         (c) confirmation from each lender holding a security interest in any Refinanced Vehicle and Eligible Receivable stating unconditionally (A) that, if any sums are to be paid to such lender in connection with the lease of such Refinanced Vehicle and the refinancing of the related Eligible Receivables, such lender has been paid the full amount due to it in connection with such refinancing and (B) that any lien or security interest of such lender in such Refinanced Vehicle and related Eligible Receivable has been released;

         (d) a fully executed assignment agreement granting and assigning to the Master Collateral Agent (to the extent not already granted and assigned) a first priority security interest in each such Refinanced Vehicle and any Eligible Receivables, the related Vehicle Disposition Programs, if any, and any other Master Lease Collateral relating to such Refinanced Vehicles and Eligible Receivables;

         (e) with respect to any of such Refinanced Vehicles which are in the Existing Fleet, each Lessee thereof shall have delivered to the Master Collateral Agent a duly executed Assignment Agreement satisfactory in form to the Lessor and the Trustee;

         (f) delivery to the Lessor for filing in the appropriate filing office fully executed UCC-1 Financing Statements necessary to perfect (if not already perfected) the interests of the Master Collateral Agent in the Eligible Receivables;

         (g) an Officer's Certificate stating that all the conditions precedent under this Lease to the leasing of such Refinanced Vehicles and financing of the Eligible Receivables under this Lease have been satisfied, including a representation that each such receivable is an Eligible Receivable.


    SECTION 5. RENT AND CHARGES. Each Lessee will pay Rent and certain other charges on a monthly basis as set forth in this Section 5:

    Section 5.1. Payment of Rent. On each Due Date, each Lessee shall pay to the Lessor the aggregate of all Rent that has accrued during the Related Month with respect to the Vehicles leased by such Lessee, as provided in the related Lease Annexes.

    Section 5.2. Payment of Availability Payment. On each Due Date, each Lessee shall pay to the Lessor its allocable share of the Availability Payment in respect of the unutilized portion of the Maximum Lease Commitment. "Availability Payment" with respect to each Due Date shall equal the excess, if any, of (I) the sum of (a) the aggregate interest due on all Outstanding Notes included in the Group II Series of Notes as of the Payment Date next succeeding such Due Date, plus (b) an amount equal to all Carrying Charges for the Related Month allocable to any Group II Series of Notes, over (II) the sum of (a) any Monthly Variable Rent due on such Due Date,
(b) any Monthly Finance Rent due on such Due Date, and (c) any earnings on Permitted Investments allocated to any Group II Series of Notes (less any portion thereof allocated to the Retained Interestholder) accruing through the Determination Date occurring prior to such Due Date and not included in the calculation of Availability Payments with respect to any prior Due Date.

    Section 5.3. Payment of Monthly Supplemental Payments. On each Due Date, each Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to the Financed Vehicles leased hereunder by such Lessee, as provided in Sections 6 and 7 of Annex B.

    Section 5.4. Payment of Termination Payments, Casualty Payments, and Late Return Payments. On each Due Date, each Lessee shall pay to the Lessor all Termination Payments, Casualty Payments and Late Return Payments that have accrued with respect to the Acquired Vehicles leased hereunder by such Lessee, as provided in Sections 7, 12.3 and 13, respectively.

    Section 5.5. Late Payment. In the event a Lessee fails to remit payment of any amount due under this Lease on or before the Due Date, the amount not paid will be considered delinquent and such Lessee will pay a late charge equal to the product of (a) the VFR plus 1%, times (b) the delinquent amount for the period from the Due Date to the date on which such delinquent amount is received by the Trustee, times (c) the actual number of days elapsed during such period divided by 360.

    SECTION 6.  INSURANCE.

    Section 6.1. Fleet Insurance. Each Lessee shall at all times maintain or cause to be maintained, with financially sound and reputable insurers, (a) personal injury and damage insurance with respect to the Vehicles leased by such Lessee hereunder, and (b) insurance with respect to properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Each Lessee may, in lieu of maintaining such insurance with insurers, self-insure.

    Section 6.2. Information. Each Lessee shall, from time to time upon the Lessor's or the Trustee's reasonable request, deliver to the Lessor and the Trustee copies of certificates describing all insurance required by Section 6.1 which is then in effect.

    SECTION 7. CASUALTY OBLIGATION. If a Vehicle becomes a Casualty, then the applicable Lessee shall (a) promptly notify the Lessor of such occurrence, and
(b) in the case of an Acquired Vehicle, on the Due Date next succeeding the last day of the Related Month in which the Lessee obtains actual knowledge that such Vehicle has become a Casualty, pay to the Lessor an amount (a "Casualty Payment") equal to the Net Book Value of such Vehicle, calculated as of the earlier of the last day of such Related Month and the date such vehicle is disposed of or becomes a Casualty, as applicable. Upon payment by the applicable Lessee to the Lessor in accordance herewith of the Casualty Payment for any Acquired Vehicle that has become a Casualty, (i) the Lessor shall cause title to such Vehicle to be transferred to such Lessee to facilitate liquidation of such Vehicle by such Lessee, (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Acquired Vehicle (if at such time such Lessee carries such insurance coverage), and (iii) the Lien of the Master Collateral Agent on such Vehicle shall be released thereby.

    SECTION 8. VEHICLE USE. So long as no Lease Event of Default, Liquidation Event of Default or Series 1998-1 Limited Liquidation Event of Default has occurred, the Lessees may use Vehicles leased hereunder in the regular course of their respective businesses, including subleasing such Vehicles to Eligible Franchisees pursuant to Lessee Agreements, including Subleases, used in the ordinary course of Lessees' businesses. Notwithstanding any such Lessee Agreement, the applicable Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents (including any obligation hereunder or thereunder that it may cause any Franchisee to perform or fulfill). Each Lessee shall cause all payments under the Lessee Agreements, to the extent such payments relate to vehicles comprising the Master Collateral, to be deposited directly into the Master Collateral Account, and upon the occurrence and during the continuance of a Lease Event of Default, Liquidation Event of Default or Series 1998-1 Limited Liquidation Event of Default, the Master Servicer shall promptly specify to the Master Collateral Agent the allocation of such payments among Financing Sources. Vehicle use shall be confined primarily to the United States, with limited use outside the United States; provided, however, that the principal place of business or rental office of the Eligible Franchisee with respect to any Vehicles used outside the United States shall be located in the United States. Each Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Master Collateral Agent, the Master Servicer or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Acquired Vehicles and the related Certificates of Title as against such Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Master Collateral Agent's Lien on the Vehicles and the related Certificates of Title (other than recordation of liens with respect to the Existing Fleet) as a perfected lien in any applicable jurisdiction. Each Lessee may, at such Lessee's sole expense, change the place of principal location of any Vehicles. After any such change of location, the applicable Lessee shall take all actions necessary (i) to maintain the Lien of the Master Collateral Agent on such Vehicles and the Certificates of Title with respect to such Vehicles (other than recordation of liens with respect to the Existing Fleet), and (ii) to meet or obtain all material legal requirements applicable to such Vehicles. Following a Lease Event of Default or Manufacturer Event of Default, and upon the Lessor's request, each Lessee shall advise the Lessor in writing where all Vehicles leased by such Lessee hereunder as of such date are principally located. The Lessees shall not knowingly use any Vehicles, or knowingly permit the same to be used, for any unlawful purpose. The Lessees shall and shall require the related Franchisees to use reasonable precautions to prevent loss or damage to Vehicles. The Lessees shall or shall cause the related Franchisees to comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall or shall require such related Franchisees to take reasonable steps to ensure that operators are licensed. The Lessees shall or shall cause the related Franchisees to perform, at its or their own expense, such vehicle preparation and conditioning services with respect to Vehicles as are customary. The Lessor, the Master Collateral Agent or the Trustee or any authorized representative of the Lessor, the Master Collateral Agent or the Trustee may during reasonable business hours from time to time, without disruption of the applicable Lessee's or the related Franchisee's business, subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same be located.

    SECTION 9. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. Each Lessee, at its expense, shall be responsible for proper registration and licensing of the Vehicles leased by it hereunder, and the titling of such Vehicles in the name of the Lessor (in the case of Acquired Vehicles and Texas Vehicles) or the Lessor or such Lessee, as applicable (in the case of Financed Vehicles and Vehicles in the Existing Fleet), in each case with the Lien of the Master Collateral Agent noted thereon (other than with respect to the Existing Fleet), and where required, each Lessee shall or shall cause the related Franchisees to have Vehicles inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, unless a Liquidation Event of Default shall have occurred and be continuing, possession of all Certificates of Title shall remain with each Servicer of the related Vehicles or the Master Servicer with such Certificates of Title to be held in trust, as agent of and custodian for the Master Collateral Agent. Each Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle leased hereunder by such Lessee during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity with respect to Vehicles in connection with the Lessee's operation of Vehicles, and any such amounts paid by the Lessor, in its discretion, on such Lessee's behalf will be reimbursed within thirty (30) days of the Lessor notifying the Lessee of such payment. The Lessor agrees to execute a power of attorney substantially in the form of Attachment B hereto (a "Power of Attorney"), and such other documents as may be necessary in order to allow each Lessee to title, register and dispose of the Acquired Vehicles and Texas Vehicles leased by such Lessee hereunder; and each Lessee acknowledges and agrees that with respect to the Acquired Vehicles, it has no right, title or interest in or with respect to any

Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 17.3.

    SECTION 10. MAINTENANCE AND REPAIRS. Each Lessee shall or shall cause the related Franchisees, as applicable, to pay for all maintenance and repairs to keep the Vehicles leased by such Lessee hereunder in good working order and condition, and shall or shall cause such Franchisees to maintain such Vehicles as required in order to keep the Manufacturer's warranty in force. Each Lessee shall or shall cause the related Franchisees to return each Vehicle to an authorized Manufacturer facility or the applicable Manufacturer's authorized warranty station for warranty work. Each Lessee shall or shall cause the related Franchisees to comply with any Manufacturer's recall of any Vehicle. Each Lessee shall or shall cause the related Franchisees to pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles including, but not limited to, fuel, lubricants, and coolants. The Lessor, upon thirty (30) days' prior written notice to the applicable Lessee, may pay any such expenses that have not otherwise been paid by, or on behalf of, such Lessee (including any failure by a related Franchisee to pay any such expenses), and any expenses incurred by the Lessor on such Lessee's behalf for maintenance, repair, operation or use of Vehicles by such Lessee will be promptly reimbursed (in any event no later than the next monthly Due Date following such payment) by such Lessee to the Lessor in the amount paid by the Lessor. Each Lessee shall not make any material alterations to any Vehicles without the prior consent of the Lessor. Any improvements or additions to any Acquired Vehicle shall become and remain the property of the Lessor, except that any addition or improvement to such a Vehicle made by a Lessee shall remain the property of such Lessee if it can be disconnected or removed from the Vehicle without impairing the functioning of or resale value thereof, other than any function or value provided by such addition or improvement.

    SECTION 11. VEHICLE WARRANTIES. If a Vehicle is covered by a Manufacturer's warranty, the applicable Lessee and each related Franchisee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make. As provided in Section 2.4, the Lessor makes no warranty or representation whatsoever, express or implied, with respect to any Vehicle.

    SECTION 12.  VEHICLE USAGE REQUIREMENTS AND DISPOSITION.

    Section 12.1. Usage. As used herein, the term "vehicle turn-in condition" with respect to each Program Vehicle leased hereunder by a Lessee means a set of criteria for evaluating Program Vehicles upon their delivery at the end of the applicable Vehicle Terms, which criteria will be determined in accordance with the related Vehicle Disposition Program. Each Program Vehicle leased hereunder by a Lessee not meeting the applicable Vehicle Disposition Program's vehicle turn-in condition requirements will, unless redesignated as a Non-Program Vehicle in accordance with Section 14, be purchased by such Lessee in accordance with the Casualty procedure set forth in Section 7 or otherwise disposed of in accordance with the late delivery procedure set forth in Section 13, as applicable.

    Section 12.2. Disposition Procedure. Prior to the end of the Vehicle Term, each Lessee will or will cause the related Franchisee to deliver each Program Vehicle leased hereunder by such Lessee (other than a Casualty) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at such Lessee's sole expense and in accordance with the terms of the applicable Vehicle Disposition Program. Any transportation allowance (for delivery costs) and any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of and, upon receipt thereof by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to the applicable Lessee. Each Lessee will comply with the requirements of law and the requirements of the Vehicle Disposition Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Program Vehicles.

    Section 12.3. Termination Payments. On the Due Date next succeeding the earlier of (a) the last day of the Related Month in which the Repurchase Payment or the Guaranteed Payment, as the case may be, from a Manufacturer pursuant to its Vehicle Disposition Program with respect to any Acquired Vehicle that is a Program Vehicle, is received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (b) the thirtieth (30th) day after the expiration of the Maximum Term for such Vehicle, the Lessee that leases such Vehicle hereunder shall pay to the Lessor in respect of such Vehicle any Excess Damage Charges, Excess Mileage Charges, early turnback surcharges and any other similar charges and penalties (collectively, a "Program Vehicle Termination Payment") as determined by the Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program; and on the Due Date next succeeding the earlier of (i) the last day of the Related Month in which Disposition Proceeds from the sale or other disposition of an Acquired Vehicle that is a Non-Program Vehicle, but is not a Casualty, are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the date which is twenty- four (24) months after the date of the original new dealer invoice for such Vehicle, the applicable Lessee shall pay to the Lessor in respect of such Vehicle an amount (a "Non-Program Vehicle Termination Payment") equal to the quotient of (x) the sum of all Program Vehicle Termination Payments for the Related Month in respect of Vehicles leased by such Lessee, divided by (y) the number of Acquired Vehicles leased by such Lessee in respect of which such Program Vehicle Termination Payments are payable (Program Vehicle Termination Payments and Non-Program Vehicle Termination Payments being, collectively, "Termination Payments"). The provisions of this Section 12.3 will survive the expiration or earlier termination of the Term.

    SECTION 13. LATE RETURN PAYMENTS. If an Acquired Vehicle which is a Program Vehicle is not returned to the Manufacturer or accepted by the Manufacturer in accordance with the related Vehicle Disposition Program prior to the expiration of the Maximum Term for such Vehicle in accordance with
Section 12.2, the Lessee of such Vehicle hereunder shall, unless such Vehicle has been redesignated as a Non-Program Vehicle in accordance with Section 14,
(a) promptly notify the Lessor of its failure to return such Vehicle to the Manufacturer or to sell such Vehicle in accordance with the applicable Auction Procedures during the Vehicle Term, (b) use commercially reasonable efforts to sell or otherwise dispose of such Vehicle in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice,
(c) cause the Disposition Proceeds, if any, from any such sale or disposition to be paid to the Master Collateral Agent, in accordance with paragraph 10(d) of Annex A, and (d) on the Due Date next succeeding the earlier of (i) the last day of the Related Month in which such Disposition Proceeds are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the expiration of the Maximum Term for such Vehicle, pay to the Lessor an amount (a "Late Return Payment") equal to the excess of
(x) the Net Book Value of such Vehicle, calculated as of the first day of the calendar month in which such Maximum Term expired reduced by the Depreciation Charges accrued with respect to such Vehicle through the date such Maximum Term expired, over (y) the dollar amount of such Disposition Proceeds (which Late Return Payment amount may be equal to, but not less than, zero dollars). The foregoing shall not affect the applicable Lessee's obligation to pay on the related Due Date all Monthly Base Rent accrued with respect to each such Vehicle through the date on which the Maximum Term for such Vehicle expires.

    SECTION 14. REDESIGNATION OF VEHICLES. (a) Upon a Program Vehicle's becoming ineligible for repurchase by its Manufacturer or for sale in accordance with applicable Auction Procedures, due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Vehicle Disposition Program, or due to any failure or inability to return such Vehicle to the Manufacturer or the designated auction site prior to the expiration of the Maximum Term, or due to any other event or circumstance, the applicable Servicer may designate such Vehicle as a Non-Program Vehicle if such Vehicle, as a Non-Program Vehicle, will be an Eligible Vehicle and if either (a) such designation meets the conditions of Section 4.2 or (b) the Noteholders holding the requisite Invested Amount of each applicable Series of Notes included in the Group II Series of Notes waive, in each case as and to the extent permitted under the related Series Supplement, the requirements of
Section 4.2 as applied to this Section 14 and all such other conditions, requirements or restrictions with respect to which a failure or violation has occurred; provided, in each case, that (x) any additional Monthly Base Rent due with respect to each such Vehicle, relating to the decrease, if any, of the Net Book Value of such Vehicle under the newly applicable Depreciation Schedule, shall be paid by the applicable Lessee on the next succeeding Due Date, and (y) the minimum level of Enhancement required under the applicable Series Supplement, after giving effect to such designation, shall be satisfied on the date of designation.

    (b) The applicable Servicer may designate a Non-Program Vehicle as a Program Vehicle; provided, however, that (i) upon such redesignation and through and including the applicable Vehicle Lease Expiration Date, such Vehicle shall be an Eligible Vehicle, (ii) such Vehicle qualifies as an Eligible Vehicle under the applicable Eligible Vehicle Disposition Program,
(iii) the Capitalized Cost, Net Book Value and Depreciation Charges with respect to such Vehicle shall be recalculated as of the date of such redesignation as if such Vehicle was a Program Vehicle at the time of the initial related Vehicle Lease Commencement Date, and (iv) the related Manufacturer has acknowledged such designation. Upon any redesignation of a Vehicle pursuant to this Section 14(b), (x) the Lessor shall advance to the applicable Manufacturer the difference (if any) between the original Capitalized Cost of such Vehicle and the Capitalized Cost of such Vehicle upon redesignation, which amount shall be deemed to be part of the Initial Acquisition Cost of such Vehicle and (y) the applicable Lessee shall be entitled to a credit against the Monthly Base Rent due on the next succeeding Due Date in an amount equal to the excess (if any) of the Net Book Value of such Vehicle upon such redesignation over the original Net Book Value of such Vehicle immediately prior to such redesignation.

    (c) Any Financed Vehicle shall be redesignated as an Acquired Vehicle for all purposes of this Lease, the Indenture and the Master Collateral Agency Agreement, and shall become subject to the Operating Lease and shall cease to be subject to the Financing Lease, upon the completion of the transfer (including the re-registration of title ownership) of such Financed Vehicle to the Lessor pursuant to the Limited Guarantee and Reimbursement Agreement.

    SECTION 15.  GENERAL INDEMNITY.

    Section 15.1. Indemnity of the Lessor. Each Lessee agrees to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, together with the Persons subject to indemnity under Section 15.2, the "Indemnified Persons") against any and all claims, demands and liabilities of whatsoever nature, and all costs and expenses, relating to or in any way arising out of:

         Section 15.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by such Lessee of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Vehicle leased hereunder or to be leased hereunder by such Lessee, including, without limitation, any such Vehicle subleased to a Franchisee of such Lessee and any of the foregoing actions, events or circumstances occurring or arising in connection with such subleasing, any related Lessee Agreement, any related Franchisee or any customer of any such related Franchisee. The foregoing shall include, without limitation, any claim by any third party against the Lessee for personal injury, property or other damages arising out of any of the foregoing with respect to any such Vehicles;

         Section 15.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of any nature, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state, local and foreign income taxes (including any taxes payable by the Lessor as a result of its being a member of any group of corporations, including such Lessee, that file any tax returns on a consolidated or combined basis), and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Vehicle leased by such Lessee hereunder or the acquisition, purchase, sale, lease, sublease, rental, use, operation, control, ownership or disposition of any such Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Lessor or such Lessee with respect thereto, and (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor or such Lessee in connection with this Lease or the other Related Documents or the related Lessee Agreements and any penalties or interest with respect thereto;

         Section 15.1.3. any violation by such Lessee of this Lease or of any Related Documents or Lessee Agreements to which such Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objecting of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle Leased by such Lessee hereunder or any action or transaction by such Lessee with respect thereto or pursuant to this Lease;

         Section 15.1.4. such Lessee's Pro Rata Share of all out-of-pocket costs of the Lessor (including the reasonable fees and out-of-pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Lease and the other Related Documents, including, without limitation, overhead expenses and any and all fees of the Trustee, Paying Agent, Clearing Agencies and Master Collateral Agent, all fees payable in connection with any Enhancement, any and all fees of the Master Servicer or any Servicer under the Indenture, fees payable to the Rating Agencies in connection with their rating of the Commercial Paper Notes and any underwriting or placement agency fees incurred in connection with the sale of any Notes included in the Group II Series of Notes or Commercial Paper Notes, in each case to the extent allocable to this Lease; and

         Section 15.1.5. such Lessee's Pro Rata Share of all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Master Collateral Agent, the Trustee or the Holders of Notes included in the Group II Series of Notes in connection with the administration, enforcement, waiver or amendment of this Lease and any other Related Documents, and all indemnification obligations of the Lessor under the Related Documents.

    Notwithstanding the foregoing, no Lessee shall have any duty to indemnify any Indemnified Person for any consequential or punitive damages or claims, demands, liabilities, costs, or expenses to the extent such claim, demand, liability, cost or expense arises out of or is due to such Indemnified Person's gross negligence or willful misconduct.

    Section 15.2. Indemnification of the Trustee. Each Lessee agrees to indemnify and hold harmless the Trustee and the Trustee's officers, directors, agents and employees against any and all or, in the case of clause (ii) below, such Lessee's Pro Rata Share of all claims, demands and liabilities of whatsoever nature, and all or, in the case of clause (ii) below, such Lessee's Pro Rata Share of all costs and expenses, relating to or in any way arising out of: (i) any acts or omissions of such Lessee pursuant to this Lease and (ii) the Trustee's appointment under the Base Indenture and the Trustee's performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, the Lessees shall have no duty to indemnify the Trustee, or any other Indemnified Person pursuant to this
Section 15.2, to the extent such claim, demand, liability, cost or expense arises out of or is due to the Trustee's or such Indemnified Person's gross negligence or willful misconduct. Any such indemnification shall not be payable from the assets of the Lessor. The provisions of this indemnity shall run directly to and be enforceable by the Trustee or any other Indemnified Person subject to the limitations hereof. The indemnification provided for in this Section 15.2 shall be in addition to any other indemnities available to the Trustee and shall survive the termination of the duties of the Lessees hereunder and the termination of this Lease or a document to which the Trustee is a signatory or the resignation or removal of the Trustee.

    Section 15.3. Reimbursement Obligation by the Lessees. The applicable Lessee shall forthwith upon demand reimburse the Lessor or the Trustee, as the case may be, for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from the Lessor or the Trustee; provided, however, that, if so requested by such Lessee, the Lessor or the Trustee shall submit to such Lessee a statement documenting any such demand for reimbursement or prepayment. To the extent that such Lessee in fact indemnifies the Lessor or the Trustee under the indemnity provisions of this Lease, such Lessee shall be subrogated to the rights of the Lessor or the Trustee, as the case may be, in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this Section 15 shall survive the expiration or earlier termination of this Lease or any lease of any Vehicle hereunder; provided, however, that the factual or legal circumstances giving rise to the Lessor's exposure to liability occur during the period that the Lease is in effect as to the Vehicle for which such exposure to liability arose.

    Section 15.4. Notice to Lessee of Claims. The Lessor or the Trustee, as the case may be, shall notify the applicable Lessee in writing (a "Notice of Claim") of the pendency of any such claim, action or facts referred to in this
Section 15 for which indemnity may be required.

    Section 15.5.  Defense of Claims.  Defense of any claim referred to in this
Section 15 for which indemnity may be required shall, at the option and request of the applicable Lessee, be conducted by such Lessee. Following receipt of any Notice of Claim, such applicable Lessee will inform the Indemnified Person of its election to defend such claim. Such Indemnified Person may participate in any such defense at its own expense, provided such participation does not interfere with such Lessee's defense. Each Lessee agrees that no Indemnified Person will be liable to such Lessee for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of such Lessee, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified Person. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Lease. This general indemnity shall not affect any claims of the type discussed above which a Lessee may have against the Manufacturer.

    SECTION 16. ASSIGNMENT. No Lessee shall, except as provided in the Base Indenture, without prior written consent of the Lessor and the Trustee, assign this Lease or any of its rights hereunder to any other party; provided, however, a Lessee may sublease or rent Vehicles leased by it under the terms of such Lessee's normal Sublease agreements to Eligible Franchisees, and such Lessee and such Eligible Franchisees may rent such Vehicles to consumers in the ordinary course of their daily rental business. Any purported assignment in violation of this Section 16 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of a Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Lease.

    SECTION 17.  DEFAULT AND REMEDIES THEREFOR.

    Section 17.1. Lease Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

         Section 17.1.1. there occurs a default in the payment of any Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Casualty Payment, Late Return Payment, Monthly Supplemental Payment, Availability Payment or other amount payable under this Lease, and the continuance thereof for three (3) Business Days with respect to any payment of Monthly Base Rent or five (5) Business Days with respect to any other amounts, in each case after notice thereof by the Lessor, the Master Collateral Agent or the Trustee to the applicable Lessee and the Guarantor;

         Section 17.1.2. any unauthorized assignment or transfer of this Lease by a Lessee or the Guarantor occurs;

         Section 17.1.3. the failure of a Lessee or the Guarantor to observe or perform any other covenant, condition, agreement or provision hereof, which failure has a Material Adverse Effect on the Lessor, and such default continues for more than sixty (60) days after the earlier to occur of (a) the date a Responsible Officer of such Lessee obtains knowledge of such default or (b) the date written notice thereof is delivered by the Lessor, the Master Collateral Agent or the Trustee to such Lessee; provided, however, that if such failure cannot reasonably be cured within such sixty
    (60) day period, no Lease Event of Default shall result therefrom so long as, within such sixty (60) day period, such Lessee (i) commences to cure same, (ii) delivers written notice to the Lessor, the Master Collateral Agent and the Trustee notifying the Lessor, the Master Collateral Agent and the Trustee of such default and setting forth the steps such Lessee intends to take in order to cure such default and (iii) thereafter diligently prosecutes such cure to completion and completely cures such default on or before the ninetieth (90th) day after the earlier of the dates set forth in clause (a) and clause (b) above;

         Section 17.1.4. if any representation or warranty made by a Lessee or the Guarantor proves untrue in any respect as of the date of the issuance or making thereof, which inaccuracy or falsehood has a Material Adverse Effect on the Lessor, and such inaccuracy or falsehood is not cured within sixty (60) days after notice thereof from the Lessor, the Master Collateral Agent or the Trustee to such Lessee;

         Section 17.1.5. an Event of Bankruptcy occurs with respect to a Lessee or the Guarantor; or

         Section 17.1.6. a Series 1998-1 Enhancement Deficiency shall occur and continue for at least one (1) Business Day after the Master Servicer obtains actual knowledge thereof; provided, however, that such event or condition shall not be a Lease Event of Default if within such one (1) Business Day period DTAG shall have taken any of the actions described in the proviso to Section 5.1(a) of the Series 1998-1 Supplement such that the Series 1998-1 Enhancement Deficiency no longer exists and such action is in accordance with the terms of Section 4.7(d)(v) of the Series 1998-1 Supplement.

    Section 17.2. Effect of Lease Event of Default. If (i) a Lease Event of Default described in Section 17.1.1(i), 17.1.2 or 17.1.5 shall occur, then the Monthly Base Rent, the Monthly Supplemental Payment and Casualty Payments (in each case calculated as if all Vehicles had become a Casualty for the Related Month), the Monthly Variable Rent, the Availability Payment and the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under all Outstanding Series of Notes included in the Group II Series of Notes were then due and payable in full), Termination Payments and Late Return Payments shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable or (ii) any other Lease Event of Default or any Liquidation Event of Default shall occur, the Lessor or the Trustee may declare the Rent and all other charges and payments (calculated as described in clause (i) above) to be due and payable, whereupon such Rent and such other charges and payments (as so calculated) shall, subject to Section 17.5, become immediately due and payable.

    Section 17.3. Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default shall occur, then the Lessor at its option may:

         (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessees of the applicable covenants and terms of this Lease or to recover damages for the breach hereof calculated in accordance with Section 17.5; or

         (ii) By notice in writing to each Lessee, terminate this Lease in its entirety and/or the right of possession hereunder of the Lessees as to the Vehicles, and the Lessor may direct delivery by the Lessees of documents of title to the Vehicles, whereupon all rights and interests of the Lessees to the Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessees will remain liable hereunder as herein provided, calculated in accordance with Section 17.5); and thereupon, the Lessor or its agents may, subject in each case to the rights of the Franchisees under the applicable Subleases, peaceably enter upon the premises of the Lessees or other premises where the Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessees, or their successors or assigns (other than the Franchisees), to employ the Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Lessor will, nevertheless, have a right to recover from the Lessees any and all amounts which under the terms of Section 17.2 (as limited by Section 17.5) of this Lease may be then due. The Lessor will provide the applicable Lessee with written notice of the place and time of any sale of Financed Vehicles pursuant to this Section 17.3 at least five (5) days prior to the proposed sale, which shall be deemed commercially reasonable, and such Lessee or the Lessor may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against a Lessee will in any case be calculated in accordance with Section 17.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to a Lessee will not otherwise alter or affect the Lessor's rights or the obligations hereunder of such Lessee. The Lessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor's rights hereunder with respect to any subsequent payments or defaults therein; or

         (iii) By notice in writing to a Lessee, terminate the Power of Attorney of such Lessee.

    Section 17.4. Rights of Trustee Upon Liquidation Event of Default, Limited Liquidation Event of Default, Manufacturer Event of Default and Non-Performance of Certain Covenants.

         (i) If a Liquidation Event of Default or a Limited Liquidation Event of Default or, with respect to Program Vehicles, a Manufacturer Event of Default, shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture, shall have the rights against the Guarantor, each Lessee, each Manufacturer in connection with any Manufacturer Event of Default and the Master Lease Collateral provided in the Indenture (including, without limitation, in connection with a Manufacturer Event of Default, the rights granted under Section 8.2 of the Indenture) upon a Liquidation Event of Default or Limited Liquidation Event of Default, including the right to take possession of all Group II Vehicles immediately from the Lessees.

         (ii) With respect to Program Vehicles, if the Guarantor or any Lessee shall default in the due performance and observance of any of its obligations under Section 6.1, 23.4, 24.3, 24.4 (f), 24.7 or 25.4 hereof, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Guarantor or the applicable Lessee, as the case may be, by the Lessor, the Lessor or the Trustee, as assignee of the Lessor's rights hereunder, shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Guarantor or any Lessee against the Manufacturers under or in connection with the Eligible Vehicle Disposition Programs with respect to (i) Group II Vehicles that are Program Vehicles which the Guarantor or any Lessee has determined to turn back to the Manufacturers under such Eligible Vehicle Disposition Programs and (ii) whether or not the Guarantor or any Lessee shall then have determined to turn back such Group II Vehicles that are Program Vehicles, any such Program Vehicles for which the applicable Maximum Term will expire within one week or less.

         (iii) Upon a default in the performance (after giving effect to any grace periods provided herein) by the Guarantor or any Lessee of its obligations hereunder to keep the Group II Vehicles free of Liens and to maintain the Trustee's Lien perfected on the Master Lease Collateral, the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles including the execution of UCC financing statements with respect to Eligible Vehicle Disposition Program and other general intangibles, and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Guarantor or any Lessee, as applicable.

         (iv) Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Guarantor and each Lessee will return any Group II Vehicles that are Program Vehicles to the related Manufacturer in accordance with the instructions of the Lessor.

         (v) Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Lessor shall have the right to dispose of
    (x) those Group II Vehicles that are Program Vehicles not accepted by the related Manufacturer under the applicable Eligible Program pursuant to clause (iv) above and (y) the Group II Vehicles that are Non-Program Vehicles and to direct the Guarantor or the applicable Lessee to dispose of such Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Guarantor or any Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Section 8.1 and, with respect to Program Vehicles, Section 8.2 of the Base Indenture and the Guarantor and each Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 8 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims.

    Section 17.5. Measure of Damages. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default occurs and the Lessor, the Master Collateral Agent or the Trustee exercises the remedies granted to the Lessor, the Master Collateral Agent or the Trustee under this
Section 17 or under Section 8.2 of the Base Indenture, the amount that the Lessor shall be permitted to recover shall be equal to:

         (i) all Rent and payments under this Lease (calculated as provided in Section 17.2); plus

         (ii) any damages and expenses (other than punitive and consequential damages), which the Lessor, the Master Collateral Agent or the Trustee will have sustained by reason of the Lease Event of Default, Liquidation Event of Default or Limited

    Liquidation Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

         (iii)  all other amounts due and payable under this Lease; plus

         (iv) interest from time to time on amounts due and unpaid under this Lease at the VFR plus 1%, computed from the date of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default or the date payments were originally due the Lessor under this Lease or from the date of each expenditure by the Lessor which is recoverable from a Lessee pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessee; minus

         (v) an amount equal to all sums realized by the Lessor, the Master Collateral Agent and the Trustee from the liquidation of the Financed Vehicles (other than a Texas Vehicle) leased hereunder (either by receipt of payment from the Manufacturers under Vehicle Disposition Programs, from sales of Vehicles to third parties, or otherwise), provided, however, that if a Financed Vehicle (other than a Texas Vehicle) is delivered to the Manufacturer or the designated auction site for repurchase by the Manufacturer under the applicable Vehicle Disposition Program or for sale in accordance with the applicable Auction Procedures, respectively, and such Vehicle is accepted for repurchase or sale by such Manufacturer (as evidenced by a Condition Report indicating that such Vehicle conforms to the requirements for repurchase or sale under such Vehicle Disposition Program), the Lessor and the Trustee shall be deemed to have received thirty (30) days after the date of such acceptance or sale on account of this clause (v) an amount equal to the Net Book Value of such Vehicle, calculated as of its Disposition Date (less any Termination Payments payable in respect of such Vehicle).

    Section 17.6. Application of Proceeds. The proceeds of any sale or other disposition of any Financed Vehicles pursuant to Section 17.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing such Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Lease, (ii) to the payment of outstanding Rent owing from the applicable Lessee and payments under the Lease owing from such Lessee (such proceeds to be applied first, to outstanding Monthly Variable Rent and Monthly Finance Rent pro rata, second, to outstanding Availability Payments, third, to outstanding Base Rent and Monthly Supplemental Payments pro rata, fourth, to outstanding Termination Payments, Casualty Payments and Late Return Payments pro rata and fifth, to outstanding late charges pursuant to Sections 5.5 and 17.5(iv)), (iii) to the payment of all other amounts due hereunder from such Lessee, (iv) to the payment of any amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto, and (v) any remaining proceeds to such Lessee.

    SECTION 18. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, a "Manufacturer Event of Default") with respect to a Manufacturer, the Lessees on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Program Vehicles from such Manufacturer (each, a "Defaulting Manufacturer") and (b) shall cancel any Vehicle Order with such Defaulting Manufacturer to which a vehicle identification number (a "VIN") has not been assigned as of the date such Manufacturer Event of Default occurs:

    Section 18.1. The failure of such Manufacturer to pay Guaranteed Payments, Repurchase Payments and/or Incentive Payments due under, respectively, such Manufacturer's Vehicle Disposition Programs and its incentive programs, in an aggregate amount in excess of $40,000,000 (net of amounts that are the subject of a good faith dispute, as evidenced in writing by either the applicable Lessee or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Vehicle Disposition Programs or incentive programs), which failure, in the case of each such Guaranteed Payment, Repurchase Payment and/or Incentive Payment included in such amount in excess of $40,000,000 continues for more than ninety (90) days following the Disposition Date for the related Vehicle.

    Section 18.2. The occurrence of an Event of Bankruptcy with respect to such Manufacturer.

    SECTION 19. CERTIFICATION OF TRADE OR BUSINESS USE. Pursuant to Section 7701 of the Code and as set forth in Attachment C hereto, each Lessee will warrant and certify that (1) such Lessee intends to use the Acquired Vehicles in a trade or business of such Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles for federal income tax purposes.

    SECTION 20. SURVIVAL. In the event that, during the term of this Lease, a Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Lease, until all such amounts are paid or reimbursed by such Lessee.

    SECTION 21. RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE. Notwithstanding anything to the contrary contained in this Lease, each Lessee and the Guarantor acknowledges that each of the Lessees and the Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the Beneficiaries specified therein, in all of its right, title and interest in, to and under the Vehicles, the related Vehicle Disposition Programs, the Master Collateral Account and all other Master Collateral specified in the Master Collateral Agency Agreement as being pledged by Thrifty, Dollar and RCFC, and each Lessee and the Guarantor further acknowledges that the Lessor, pursuant to the Indenture, has granted a security interest to the Trustee in all of its right, title and interest in, to and under the RCFC Agreements, the Collection

Account and the other Collateral described in the Indenture. Accordingly, each Lessee and the Guarantor agrees that:

         (i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder. Specifically, each Lessee and the Guarantor agrees that, upon the occurrence of an Amortization Event, the Trustee or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the Trustee) may exercise any right or remedy against each Lessee or the Guarantor provided for herein or in the Indenture or the Master Collateral Agency Agreement and none of the Lessees or the Guarantor will interpose as a defense that such claim should have been asserted by the Lessor;

         (ii) Upon the delivery by the Master Collateral Agent or the Trustee of any notice to a Lessee or the Guarantor stating that a Lease Event of Default or an Amortization Event with respect to such Lessee has occurred, then such Lessee or the Guarantor will, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the Trustee (with respect to the Collateral), treat the Master Collateral Agent or the Trustee or the Master Collateral Agent's or the Trustee's designee, as the case may be, for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Lease that are asserted by the Master Collateral Agent or the Trustee as the successor to the Lessor hereunder, irrespective of whether such Lessee or the Guarantor has received any such notice from the Lessor;

         (iii) Pursuant to the Indenture, the Lessor hereby irrevocably authorizes and directs each Lessee to, and each Lessee shall, make payments of Rent hereunder directly to the Trustee for deposit in the Group II Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture, and such payments shall discharge the obligation of such Lessee to the Lessor hereunder with respect to Rent to the extent of such payments. Each Lessee further acknowledges that pursuant to the Master Collateral Agency Agreement, the Lessor has irrevocably authorized and directed such Lessee to, and such Lessee shall, cause all payments under the related Lessee Agreements, each Vehicle Disposition Programs, and all other Master Collateral pledged by such Lessee to the Master Collateral Agent for the benefit of the Trustee (as Beneficiary on behalf of the holders of each Series of Notes included in the Group II Series of Notes), to be made directly to the Master Collateral Agent for deposit in the Master Collateral Account established by the Lessor for receipt of such payments pursuant to the Master Collateral Agency Agreement, and each such payment (other than any payment that is subject to distribution to such Lessee or its designee pursuant to Section 2.5(b) of the Master Collateral Agency Agreement and that is not transferred to the Collection Account) shall constitute a prepayment in respect of the obligation of such Lessee to pay the Rent due hereunder on the next succeeding Due Date. Upon written notice to a Lessee of a sale or assignment by the Trustee or Master Collateral Agent of its right, title and interest in moneys due under this Lease or the Master Collateral Agency Agreement to a successor Trustee or Master Collateral Agent, such Lessee shall thereafter make payments of Rent hereunder or payments in respect of the Master Collateral, as applicable, to the party specified in such notice;

         (iv) Upon request made by the Master Collateral Agent at any time, each Lessee will take such actions (other than recordation of liens with respect to the Existing Fleet) as are requested by the Master Collateral Agent to assist the Master Collateral Agent in maintaining the Master Collateral Agent's perfected security interest in the Vehicles leased by such Lessee under this Lease, the Certificates of Title with respect thereto and the related Master Collateral pursuant to the Master Collateral Agency Agreement; and

         (v) A security interest in the Lessor's rights under this Lease has been granted by the Lessor to the Trustee pursuant to the Indenture as collateral security only for all Series of Notes included in Group II and, accordingly, all references herein to "all" Series of Notes shall refer only to all Series of Notes included in Group II.

    SECTION 22. MODIFICATION AND SEVERABILITY. The terms of this Lease will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by a written instrument signed by the Lessor, each Lessee and (except as to matters referred to in Section 27.3) the Guarantor, and consented to in writing by the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II. If any part of this Lease is not valid or enforceable according to law, all other parts will remain enforceable. The Lessor shall provide prompt written notice to each Rating Agency of any such waiver, modification or amendment.

    Notwithstanding the foregoing provisions of this Section 22, the Lessor, the Lessees and the Guarantor may, at any time and from time to time, without the consent of the Master Collateral Agent, the Trustee, any Noteholders or any Enhancement Provider, enter into any amendment, supplement or other modification to this Lease to cure any apparent ambiguity or to correct or supplement any provision in this Lease that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a Material Adverse Effect on the interests of any Enhancement Provider for a Series of Notes included in the Group II Series of Notes, based upon, at the request of the Trustee, an Opinion of Counsel and an officers' certificate of the Lessor and each Lessee addressed to the Trustee and (ii) a copy of such amendment, supplement or other modification is furnished to the Trustee, each Enhancement Provider with respect to any Series of Notes included in the Group II Series of Notes and each Rating Agency in accordance with the notice provisions hereof not later than ten days prior to the execution thereof by the Lessor, the Lessees and the Guarantor.

    SECTION 23. CERTAIN REPRESENTATIONS AND WARRANTIES. Each Lessee and Servicer represents and warrants to the Lessor, as to itself and the Vehicles leased by it hereunder, and the Guarantor represents and warrants to the Lessor, as to itself and as to each Lessee and Servicer, that as of the Closing Date with respect to the Series 1998-1 Notes as the first Group II Series of
Notes:

    Section 23.1. Due Organization, Authorization, No Conflicts, Etc. Each of the Lessees and the Guarantor is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, the failure so to qualify would have a Material Adverse Effect on such Lessee or the Guarantor. The execution, delivery and performance by each Lessee and the Guarantor of this Lease and the other Related Documents to be executed and delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action (including shareholder approval, if required), have received all necessary governmental and other consents, approvals (in each case if any shall be required), and do not and will not contravene or conflict with, or create a default, breach, Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it, other than such default, breach, Lien or right of termination or acceleration which does not have a Material Adverse Effect on such Lessee or the Guarantor, as applicable. This Lease and each other Related Document to be executed and delivered by a Lessee or the Guarantor are (or when executed and delivered will be) the legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights.

    Section 23.2. Financial Information; Financial Condition. All balance sheets, all statements of operations, of shareholders' equity and of cash flow, and other financial data which have been or shall hereafter be furnished to the Lessor or the Trustee for the purposes of or in connection with this Lease or the Related Documents have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. Such financial data include the following financial statements and reports which have been furnished to the Lessor and the Trustee on or prior to such Closing Date:

         (1) the audited balance sheet of the Guarantor and each Lessee as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the fiscal year ended on such date; and

         (2) the unaudited balance sheets of the Guarantor and each Lessee and statement of operations, accompanied by an Officer's Certificate verifying the accuracy and completeness thereof signed by an Authorized Officer of the Guarantor and the Lessee, for the 9-month period ended September 30, 1997.

    Section 23.3. Litigation. Except for (i) claims set forth in Schedule 1 and (ii) claims which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Lessees' and the Guarantor's knowledge, threatened against a Lessee or the Guarantor which would, if adversely determined, have a Material Adverse Effect on a Lessee or the Guarantor.

    Section 23.4. Liens. As of the date hereof, there is no Lien on, or no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in, the Vehicles leased hereunder (other than those set forth in Schedule 4, and other Permitted Liens).

    Section 23.5. Necessary Actions. Upon the Servicers causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Vehicles (other than the Vehicles in the Existing Fleet) or as otherwise provided for by the Master Collateral Agency Agreement or the Indenture, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral (other than the Vehicles in the Existing Fleet) have been accomplished and, assuming the delivery to, and continuing possession by, the Lessor or its agents or assignees of all instruments and documents (in each case as defined in the UCC as in effect in New York) a security interest in which is perfected by possession (except with regard to property constituting fixtures, any reserved rights of the United States government as required by law, Liens upon patents, patent licenses, trademarks, service marks and trademark licenses, to the extent that such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the applicable jurisdiction, Liens on uncertified securities and security entitlements, Liens on Master Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia, and Liens on general intangibles or accounts (in each case as defined in the UCC as in effect in New York) on which the United States of America or any department, agency, or instrumentality thereof is the obligor), and assuming that the applicable Lessee has rights in the Master Collateral within the meaning of the UCC as in effect in New York, the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral (other than the Vehicles in the Existing Fleet) constitutes a perfected security interest therein (but as to the copyrights and copyright licenses and accounts arising therefrom, only to the extent the UCC of the relevant jurisdiction, from time to time in effect, is applicable), prior to the rights of all other Persons (except, with respect to goods (as defined in the UCC), buyers in the ordinary course of business to the extent provided in Section 9-307(1) of the UCC as from time to time in effect in the applicable jurisdiction) therein and subject to no other Liens other than Permitted Liens (and the interests of such buyers in the ordinary course of business) and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

    Section 23.6. Employee Benefit Plans. (a) During the twelve consecutive month period prior to the date hereof (or, with respect to each Series of Notes included in the Group II Series of Notes after the Closing Date for the Series 1998-1 Notes, the Closing Date with respect to such Series of Notes): (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by a Lessee, the Guarantor or any member of the Controlled Group of fines, penalties or liabilities for ERISA violations, which in the case of any of the events referred to in clause (a) above or this clause (b) would have a Material Adverse Effect upon such Lessee or the Guarantor, and (c) none of the Lessees and the Guarantor has any material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title I of ERISA and liabilities which would not have a Material Adverse Effect upon any Lessee or the Guarantor.

    Section 23.7. Investment Company Act. Neither the Guarantor nor any Lessee is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

    Section 23.8. Regulations G, T, U and X. Neither the Guarantor nor any Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

    Section 23.9. Business Locations; Trade Names; Principal Places of Business Locations. Schedule 3 lists each of the locations where each Lessee and the Guarantor maintains a chief executive office, principal place of business, or any records; and Schedule 3 also lists such Person's legal name, each name under or by which it conducts its business, each state in which it conducts business and the state in which the it has its principal place of business.

    Section 23.10. Taxes. Each Lessee and the Guarantor has filed all material tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of such Closing Date, there is no ongoing material audit (other than routine sales tax audits and other routine audits) or, to each Lessee's and the Guarantor's knowledge, material tax liability for any period for which returns have been filed or were due, other than those contested in good faith by appropriate proceedings and with respect to which (x) adequate reserves have been established and are being maintained in accordance with GAAP and (y) the failure to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect on such Lessee or the Guarantor or a material adverse effect on the Noteholders.

    Section 23.11. Governmental Authorization. Each of the Lessees and the Guarantor has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect on such Person.

    Section 23.12. Compliance with Laws. Each Lessee and the Guarantor: (i) is not in violation of any Requirement of Law, which violation would have a Material Adverse Effect on such Person, and to the best knowledge of each Lessee and the Guarantor, no such violation has been alleged; (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Agency (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect on such Person; and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect on such Person.

    Section 23.13. Eligible Vehicles; Eligible Franchisees. Each Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Vehicle, an Eligible Vehicle, and each Franchisee subleasing an Eligible Vehicle from a Lessee is or will be, as the case may be, on the sublease commencement date with respect to such Eligible Vehicle, an Eligible Franchisee.

    Section 23.14. Supplemental Documents True and Correct. All information contained in any Vehicle Order, Refinancing Schedule or other Supplemental Document which has been submitted, or which may hereafter be submitted by a Lessee or the Guarantor to the Lessor is, or will be, true, correct and complete.

    Section 23.15. Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Lessor, the Trustee or the Master Collateral Agent by the Guarantor or any Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Lessor, the Trustee or the Master Collateral Agent, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, shall constitute a representation and warranty by the Guarantor and such Lessee made on the date the same are furnished to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, to the effect specified herein.

    Each of the foregoing representations and warranties will be deemed to be remade as of the Closing Date with respect to each Series of Notes included in Group II.

    SECTION 24. CERTAIN AFFIRMATIVE COVENANTS. Each Lessee and, as applicable, each Servicer, the Master Servicer and DTAG in its capacity as Guarantor each covenants and agrees that, until the expiration or termination of this Lease, and thereafter until the obligations of such Lessee, such Servicer, the Master Servicer or the Guarantor, as applicable, under this Lease and the Related Documents are satisfied in full, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will:

    Section 24.1. Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate existence (except as permitted under Section 25.1); (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Material Adverse Effect on it; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that its failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on it.

    Section 24.2. Books, Records and Inspections. (i) Maintain books and records that are complete and accurate in all material respects with respect to the Vehicles leased by it under this Lease; and (ii) at any time and from time to time during regular business hours, and with reasonable prior notice from the Lessor, the Master Collateral Agent or the Trustee, permit the Lessor, the Master Collateral Agent or the Trustee (or such other Person who may be designated from time to time by the Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives to examine and make copies of all books, records and documents in the possession or under the control of such Person relating to the Vehicles leased under this Lease, including without limitation, in connection with the Master Collateral Agent's or the Trustee's satisfaction of any requests of a Manufacturer performing an audit under its Vehicle Disposition Program.

    Section 24.3. Vehicle Disposition Programs. With respect to each Program Vehicle leased by a Lessee, comply, or cause the related Franchisee to comply, as appropriate, with all of its obligations under the applicable Vehicle Disposition Program relating to such Vehicle.

    Section 24.4. Reporting Requirements. Furnish, or cause to be furnished to the Lessor (or to such other Persons as are specified below):

         (a)  Daily Reports.  Daily reports of the Master Servicer as follows:
    On each Business Day commencing on the Lease Commencement Date, the Master Servicer shall prepare and maintain at the office of the Master Servicer, a record (each, a "Daily Report") setting forth the aggregate amount of (i) Guaranteed Payments, Repurchase

    Payments, Disposition Proceeds and Incentive Payments received from Manufacturers under Vehicle Disposition Programs or incentive programs, or from other Persons in connection with the sale or disposition of Vehicles leased under this Lease, (ii) insurance proceeds in respect of Vehicles leased under this Lease, (iii) payments in respect of Lessee Agreements, and (iv) any other Collections in respect of the Master Collateral allocable to the Trustee as Beneficiary (on behalf of the Holders of a Series of Notes included in the Group II Series of Notes) and in each case deposited in the Master Collateral Account and reported to the Master Servicer by the Master Collateral Agent, in accordance with Section 2.5(b) of the Master Collateral Agreement, not more than the second Business Day preceding such Daily Report, and setting forth (x) the aggregate dollar amount of the Collections identified in the foregoing clauses (i) through
    (iv), (y) during the continuance of a Lease Event of Default or a Liquidation Event of Default, and as needed under Section 2.5(c) or (d) of the Master Collateral Agency Agreement or, in the sole judgment of the Master Collateral Agent, as otherwise needed, the portion of such Collections representing proceeds of the Master Collateral pledged by the Lessor and the portion pledged by each Lessee, and (z) the aggregate dollar amount of Sublease payments, insurance payments, warranty payments (if any), and other payments which, so long as no Lease Event of Default or Liquidation Event of Default has occurred and is continuing, may be withdrawn from the Master Collateral Account and distributed to the applicable Lessee, as set forth in Section 2.5(b) of the Master Collateral Agency Agreement. Before 3:00 p.m. (New York City time) on each such Business Day, the Master Servicer shall deliver a copy of the Daily Report to the Master Collateral Agent and the Trustee.

         (b) Monthly Certificate. Monthly certificates of the Master Servicer as follows: On each Reporting Date, the Master Servicer shall forward to the Lessee, the Lessor, the Trustee, the Paying Agent, the Rating Agencies and any applicable Enhancement Provider, an Officers' Certificate of the Master Servicer substantially in the form of Exhibit A (each, a "Monthly Certificate") setting forth, inter alia, the following information (which, in the cases of clauses (iii), (iv) and (v) below, will be expressed as a dollar amount per $1,000 of the original principal amount of such Notes and as a percentage of the outstanding principal balance of the Notes as of such date): (i) the aggregate amount of payments received from the Manufacturers under Vehicle Disposition Programs and deposited in the Master Collateral Account and the aggregate amount of other Group II Collections processed for the Related Month with respect to such Reporting Date; (ii) the Invested Percentage on the last day of the second preceding Related Month of each Series of Notes included in the Group II Series of Notes (or, until the end of the second Related Month for such Series of Notes, as of the Closing Date for such Series); (iii) for each Series included in the Group II Series of Notes, the total amount to be distributed to Noteholders on the next succeeding Payment Date; (iv) for each Series included in the Group II Series of Notes, the amount of such distribution allocable to principal on the Notes of such Series; (v) for each Series included in the

    Group II Series of Notes, the amount of such distribution allocable to interest on the Notes; (vi) for each Series included in the Group II Series of Notes, the amount of Enhancement used or drawn (or to be used or drawn) in connection with the distribution to Noteholders of such Series on the next succeeding Payment Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn; (vii) for each Series included in the Group II Series of Notes, the Series Monthly Servicing Fee for the next succeeding Payment Date; (viii) for each Series included in the Group II Series of Notes, the existing Carryover Controlled Amortization Amount, if any; (ix) for each Series included in the Group II Series of Notes, the applicable Pool Factors with respect to such Related Month; (x) the Aggregate Asset Amount of all Group II Series of Notes and the amount of the Asset Amount Deficiency of all Group II Series of Notes, if any, at the close of business on the last day of the Related Month; (xi) if Enhancement is provided for any Series of Notes included in the Group II Series of Notes by means of overcollateralization, the amount of recoveries and losses for the Related Month and the amount of any excess funds available for such overcollateralization, (xii) whether, to the knowledge of the Master Servicer, any Lien exists on any of the Collateral for any Series of Notes included in the Group II Series of Notes (other than Permitted Liens) and (xiii) the percentage of Vehicles leased under this Lease constituting Program Vehicles, the percentage of Vehicles leased under this Lease constituting Non-Program Vehicles, and the percentage of Vehicles leased under this Lease constituting Program Vehicles of each Manufacturer and Non-Program Vehicles of each Manufacturer. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 24.4(b).

         (c) Audit Report. As soon as available and in any event within one hundred ten (110) days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP, and certified by Deloitte & Touche, LLP (or such other independent certified public accountants of recognized national standing as shall be selected by the Guarantor) as presenting fairly in all material respects the financial condition and results of operations of the Guarantor and its Subsidiaries, with such exceptions as may be noted in such accountants' report;

         (d) Quarterly Statements. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Guarantor, copies of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Guarantor as presenting fairly in all material respects the financial condition and results of operations of the Guarantor and its Subsidiaries (subject to normal year-end adjustments);

         (e) Lease Events of Defaults. Promptly after a Lessee or the Guarantor has actual knowledge of the occurrence of any Lease Event of Default, Potential Lease Event of Default, Manufacturer Event of Default, Potential Manufacturer Event of Default, a written statement of an Authorized Officer of such Person describing such event and the action that such Lessee or the Guarantor proposes to take with respect thereto;

         (f) Monthly Vehicle Statements. On or before the third Reporting Date following the date hereof, and on each Reporting Date thereafter, a monthly vehicle statement (each, a "Monthly Vehicle Statement") in a form acceptable to the Lessor, which shall specify (i) the last eight digits of the VIN for the Vehicles leased hereunder during the Related Month by each Lessee, (ii) whether each such Vehicle is leased under Annex A or Annex B hereto; (iii) the Capitalized Cost for such Vehicles, (iv) the aggregate Net Book Value of such Vehicles as of the end of the Related Month, (v) the VINs for those Vehicles leased hereunder during the Related Month that have been delivered to Manufacturers or designated auction sites pursuant to the applicable Vehicle Disposition Program, or that have been otherwise sold, during the Related Month, (vi) those Vehicles leased hereunder during the Related Month that have become a Casualty during the Related Month and their respective Net Book Values (as of the earlier of the last day of such Related Month and the date such Vehicle is disposed of or becomes a Casualty, as applicable), (vii) the total amount of Monthly Base Rents, Monthly Variable Rents, Monthly Finance Rents, Monthly Supplemental Payments, Availability Payment, Termination Payments and Late Return Payments due for the Related Month on such Due Date, (viii) all prepayments of Rent received during the Related Month from Guaranteed Payments, Repurchase Payments, Disposition Proceeds and Incentive Payments received by the Lessor during the Related Month from the Manufacturers, auctions and other Persons, as the case may be, (ix) the aggregate Depreciation Charges for all Vehicles leased hereunder during the Related Month continuing in the possession of each Lessee, (x) information with respect to each Lessee necessary for the Master Servicer to compute the Aggregate Asset Amount of the Group II Series of Notes as of the end of the Related Month, (xi) information with respect to each Lessee necessary for the Master Servicer to compute the Availability Payment for each Lessee with respect to the Related Month, and (xii) any other charges owing from, and credits due to, each Lessee under this Lease;

         (g) Annual Certificate. Each Lessee will deliver to RCFC, the Trustee, any applicable Enhancement Provider under the Indenture, and the Rating Agencies rating any outstanding Series of Notes, on or before April 15 of each calendar year, beginning with April 15, 1998, an Officers' Certificate substantially in the form of Attachment E (each, an "Annual Certificate") (a) stating that a review of the activities of the Lessee during the preceding calendar year (or during the initial period from the initial Closing Date until April 15, 1998) and of its performance under this Lease and the other Related Documents to which each Lessee is a party was made under the supervision of the officers signing such certificate, (b) stating that to the best of such officers' knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Lease Event of Default or Amortization Event and that such Lessee has fully performed all its obligations under this Lease and such other Related Documents throughout such year, or, if there has occurred such event or a Lease Event of Default or Amortization Event, specifying each such event known to such officers and the nature and status thereof, and (c) stating (and containing an Opinion of Counsel to the effect) that all necessary Uniform Commercial Code continuation statements and other Uniform Commercial Code filings have been completed (including, without limitation, any "precautionary filings" made by each of the Lessees in favor of the Lessor), all necessary Assignment Agreements have been executed and delivered pursuant to Section 2.1 of the Master Collateral Agency Agreement, and all other actions, if any, required to maintain the perfected security interest of the Trustee or the Master Collateral Agent on behalf of the Trustee in the Collateral and in the Master Collateral (except for noting the Lien of the Master Collateral Agent on the Certificates of Title for the Existing Fleet), have been taken and that the Trustee or the Master Collateral Agent continues to have a perfected security interest in the Collateral and Master Collateral;

         (h) Initial Report; Annual Reports. An initial report and annual reports of independent public accountants as follows: On or before October 15, 1998 and on or before April 15 of each calendar year thereafter, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to RCFC, the Trustee, the Rating Agencies and any Enhancement Provider to the effect that (i) they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Master Servicer pursuant to this Lease and the Master Collateral Agency Agreement during the period covered by such report (which with respect to the initial report shall be the period from the closing date to April 30, 1998, and which with respect to each annual report shall be the period from January 1 to and including December 31 of the prior calendar year) with the Master Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement, and (ii) they have examined certain documents and the records relating to the servicing of the Vehicles leased by such Lessee under this Lease and the other Related Documents to which the Master Servicer or such Lessee is a party and that, on the basis of such examination, nothing has come to the attention of such accountants that would cause such accountants to believe that such servicing (including the allocations of Collections under the Indenture) has not been completed in compliance with all of the terms and conditions set forth in the Base Indenture, any Series Supplement, this Lease and the Master Collateral Agency Agreement, except for (a) such exceptions as such accountants believe to be immaterial and
    (b) such other exceptions as shall be set forth in such report, the Master Servicer shall serve as agent for the users of the report in determining the sufficiency of such procedure;

         (i) Quarterly Non-Program Vehicle Report. Quarterly reports of independent public accountants as follows: On or before the second Determination Date immediately following each March 31, June 30, September 30, and December 31 of each year, beginning with March 31, 1998, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer and who is acceptable to the Rating Agencies) to furnish a report (the "Quarterly Non-Program Vehicle Report") to the Lessor, the Trustee, the Rating Agencies and the Master Collateral Agent to the effect that they have performed certain agreed upon procedures with respect to the calculation of Disposition Proceeds obtained from the sale or other disposition of all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month in such period and compared such calculations of Disposition Proceeds with the corresponding amounts set forth in the Daily Reports prepared by the Master Servicer pursuant to clause (a) above and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report, the Master Servicer shall serve as agent for the users of the report in determining the sufficiency of such procedure;

         (j) Notice of Final Judgment. Promptly, provide to Moody's notice of any final judgment rendered against the Lessor; and

         (k) Other. From time to time, such other information, documents, or reports regarding the Vehicles or the financial position, the results of operations or business of the Lessees as the Lessor, the Master Collateral Agent or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor, the Master Collateral Agent or the Trustee under or as contemplated by this Lease or any other Related Document.

    Section 24.5. Taxes and Liabilities. Pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including, without limitation, taxes, titling fees and registration fees payable with respect to Vehicles), except as contested in good faith and by appropriate proceedings (but only if and so long as forfeiture of any material part of the Vehicles leased under this Lease will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest) and with respect to which (a) adequate reserves have been established, and are being maintained, in accordance with GAAP, and (b) the failure to make such payments and the maintaining of such reserves would not have a Material Adverse Effect on such Person or a Material Adverse Effect on the Noteholders.

    Section 24.6. Compliance with Laws. Comply with all Requirements of Law related to its businesses if the failure so to comply would have a Material Adverse Effect on such Person.

    Section 24.7. Maintenance of Separate Existence. Maintain certain policies and procedures relating to its existence as a separate corporation as follows: Each Lessee acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt, dated as of the Closing Date for the Series 1998-1 Notes as the initial Series of Notes included in the Group II Series of Notes and addressing the issue of substantive consolidation as it may relate to the Lessees and the Lessor. Each Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in such opinion letter and relating to such Lessee; provided, however, that such Lessee may cease to maintain any policy or procedure if and to the extent that such Lessee delivers to the Lessor and the Trustee an Opinion of Counsel providing that such policy or procedure is no longer necessary, due to a change in law or otherwise, for the rendering of such earlier opinion relating to the issue of substantive consolidation.

    Section 24.8. Master Collateral Agent as Lienholder. Maintain certain computer records as follows: Concurrently with each leasing of a Vehicle under this Lease, the Master Servicer and the related Servicer each shall indicate on its computer records that the Master Collateral Agent as assignee of the Lessor or the Lessees, as the case may be, is the holder of a Lien on such Vehicle for the benefit of the Trustee pursuant to the terms of the Master Collateral Agency Agreement.

    Section 24.9. Maintenance of Property. Keep, or cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, that nothing in this
Section 24.9 shall require it to maintain, or to make any renewals, replacements, additions, betterment or improvements of or to, any tangible property if such property, in its reasonable opinion, is obsolete or surplus or unfit for use or cannot be used advantageously in the conduct of its business.

    Section 24.10. Access to Certain Documentation and Information Regarding the Collateral. Provide to the Trustee and the Master Collateral Agent reasonable access to the documentation regarding the Collateral and the Master Collateral, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the normal security and confidentiality procedures of the applicable Lessee, the applicable Servicer or the Master Servicer, as the case may be, and (iv) at offices in the continental United States designated by such Lessee, such Servicer or the Master Servicer, as the case may be, which, if they are not the offices where such documentation normally is kept, shall be accessible without unreasonable effort or expense.

    In addition, commencing on the date ten (10) days after the date that a Lessee or the Master Servicer receives from the Trustee or any Note Owner of any Note included in the Group II Series of Notes a written request therefor, which request shall (x) contain a certification of such Note Owner that such person is a Note Owner and (y) provide an address for delivery, then and thereafter, unless and until such Lessee or the Master Servicer receives from such Note Owner a request to discontinue same, the Lessee or the Master Servicer, as applicable, shall deliver the information specified below directly to such Note Owner (and, if requested, to one other person as may be specified in such Note Owner's written request) substantially concurrently with the delivery by such Lessee or the Master Servicer, as applicable, of such information to any of the Trustee, any Holder of any Note included in the Group II Series of Notes or RCFC, provided, however, if such Lessee or the Master Servicer, as applicable, is not otherwise obligated hereunder to deliver such information to the Trustee, any Holder of any Note included in the Group II Series of Notes or RCFC on a periodic basis, then, unless otherwise specified below, such Lessee or the Master Servicer, as applicable, shall deliver the following information to such Note Owner on a monthly basis on the same date as the date on which the Monthly Certificate delivered pursuant to Section 24.4(b) is delivered:

                 (i) the Monthly Certificate delivered pursuant to Section 24.4(b);

                 (ii) the average age of the Lessor's fleet (with respect to the Vehicles in the Lessor's Fleet that are Group II Vehicles as of such date);

                 (iii) copies of any new Vehicle Disposition Programs entered into by RCFC during the Related Month;

                 (iv) a statement as to whether a Manufacturer Event of Default or Lease Event of Default occurred during the Related Month;

                 (v) any financial reports required to be delivered under this Lease;

                 (vi)  the Annual Certificate delivered hereunder;

                 (vii)  the Annual Report delivered hereunder;

                 (viii)  the Quarterly Non-Program Vehicle Report; and

                 (ix) within ten (10) days after written request, such other information as is reasonably requested by such Note Owner in order to satisfy any regulatory requirements of such Note Owner.

         SECTION 24.11. Maintenance of Credit Enhancement. The Guarantor agrees to maintain with respect to each Series of Notes included in the Group II Series of Notes a letter of credit supporting the obligations of the Lessees under this Lease in a stated amount that is at least equal to the Minimum Letter of Credit Amount, if any, for such Series of Notes.

         SECTION 24.12. Certain Additional Actions. The Master Servicer and each Servicer shall from time to time, as and when specified in the applicable Series Supplement for any Series of Notes included in the Group II Series of Notes, provide such notices to the Trustee and to such other Persons specified in such Series Supplement, and perform such other actions, as are in each case specified therein, including without limitation any notices relating to any letters of credit or other Enhancement provided for under such Series Supplement, and the establishment of any cash collateral accounts relating thereto. Without limiting the foregoing, the Master Servicer hereby agrees, in connection with the Series 1998-1 Supplement, to

                 (a) provide timely notice to the Trustee as described in Sections 4.16(a) and 4.16(b) of the Series 1998-1 Supplement upon satisfaction of the conditions for such notice set forth therein;

                 (b) establish a new Series 1998-1 Cash Collateral Account which complies with the terms of Section 4.18(a)of the Series 1998-1 Supplement if the existing Series 1998-1 Cash Collateral Account is not maintained in accordance with such terms, and instruct the Trustee to transfer into the new Series 1998-1 Cash Collateral Account all cash and investments from the non-qualifying Series 1998-1 Cash Collateral Account, in each case as specified in Section 4.18(a) of the Series 1998-1 Supplement;

                 (c) direct (or designate in writing, with notice thereof to the Trustee, a Person to direct) the investment in Permitted Investments of funds held in the Series 1998-1 Cash Collateral Account as specified in Section 4.18(c) of the Series 1998-1 Supplement; and

                 (d) give such other notices and instructions to the Trustee as are specified in the Series 1998-1 Supplement.

         Section 24.13. Minimum Depreciation Rate. Each Servicer and the Master Servicer agree that the scheduled daily depreciation charge with respect to Non-Program Vehicles leased under this Lease shall be established such that the weighted average Depreciation Charges accruing with respect to each Non-Program Vehicle during each Related Month shall be at least equal to 1.0%.

         Section 24.14. Minimum Fixed Charge Coverage and Interest Coverage Ratios. On and after the Lease Commencement Date, the Guarantor will not permit (a) the Interest Coverage Ratio, as of the last day of each Fiscal Quarter, commencing with the second Fiscal Quarter of the 1998 Fiscal Year of DTAG, to be less than the ratio of 1.1:1.0, and (b) the Fixed Charge

Coverage Ratio, commencing with the fourth Fiscal Quarter of the 1998 Fiscal Year, to be less than the ratio of 1.0:1.0.

         Section 24.15. Dividends or other Distributions by Guarantor. On and after the Lease Commencement Date, DTAG will not declare, pay or make any Distribution with respect to any shares of its Capital Stock (now or hereafter outstanding) or on any warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of the DTAG, or warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) of DTAG; provided, however, that the DTAG may declare, pay and make cash Distributions to its stockholders in any Fiscal Year, so long as

         (i) both before and after giving effect to any such payment, no Lease Event of Default, Amortization Event, Liquidation Event of Default or Series 1998-1 Limited Liquidation Event of Default shall have occurred and be continuing,

         (ii) the aggregate amount of such Distribution to be made by DTAG pursuant to this Section 24.15, when added to the aggregate amount of all such Distributions during the Fiscal Year in which such Distribution would be made, does not exceed the amount set forth below opposite such Fiscal Year

                      FISCAL YEAR                           AMOUNT
                      -----------                           ------
                1998 Fiscal Year                   $1,000,000

                1999 Fiscal Year                   The lesser of (i) 25% of
                                                       Excess Cash Flow for the
                                                       1998 Fiscal Year and
                                                       (ii) $2,000,000

                2000 Fiscal Year                   The lesser of (i) 25% of
                                                       Excess Cash Flow for the
                                                       1999 Fiscal Year and
                                                       (ii) $4,000,000

                2001 Fiscal Year                   The lesser of (i) 25% of
                                                       Excess Cash Flow for the
                                                       2000 Fiscal Year and
                                                       (ii) $6,000,000

                      FISCAL YEAR                          AMOUNT
                      -----------                          ------
                2002 Fiscal Year                   The lesser of (i) 25% of
                                                       Excess Cash Flow for the
                                                       2001 Fiscal Year and
                                                       (ii) $8,000,000



    SECTION 25. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Lease and thereafter until the obligations of the Lessees are paid in full, each Lessee agrees that, unless at any time the Lessor, the Master Collateral Agent and the Trustee shall otherwise expressly consent in writing, it will not:

    Section 25.1. Mergers, Consolidations. Be a party to any merger or consolidation, other than a merger or consolidation of such Lessee into or with another entity if:

                 (a) the Person formed by such consolidation or into or with which such Lessee is merged shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if such Lessee is not the surviving entity, shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of such Lessee hereunder and under all other Related Documents;

                 (b) such Lessee has delivered to the Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental agreement comply with this Section 25.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                 (c) the Rating Agency Condition shall be met with respect to such assignment and succession.

    Section 25.2. Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

    Section 25.3. Liens. Create or permit to exist any Lien with respect to any Vehicle leased hereunder now or hereafter existing or acquired, except Liens in favor of the Lessor, the Master Collateral Agent or the Trustee, the lien on the Financed Vehicles in favor of the Series 1998-1 Letter of Credit Provider, and the Liens set forth in Schedule 4, if any, and the following Liens to the extent such liens in the aggregate would not have a Material Adverse Effect on the Lessor, the Master Collateral Agent or the Trustee or the Noteholders under this Lease or the Indenture

(all the foregoing Liens collectively, the "Permitted Liens"): (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) Liens, including judgment liens, arising in the ordinary course of business being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, and (iv) mechanics' materialmen's, landlords', warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

    Section 25.4. Use of Vehicles. Knowingly use or allow the Program Vehicles to be used in any manner that would (i) make any such Program Vehicles ineligible for repurchase by their respective Manufacturers or for sale in accordance with applicable Auction Procedures, except with respect to the permitted redesignation of Program Vehicles as Non- Program Vehicles, pursuant to Section 14, or (ii) subject the Vehicles to confiscation.

    SECTION 26.  SERVICING COMPENSATION.

    Section 26.1. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 26.2, each Servicer and the Master Servicer shall be entitled to receive from the Lessor a monthly servicing fee (the "Monthly Servicing Fee"), payable in arrears on each Payment Date prior to the termination of this Lease, the Indenture and the Master Collateral Agency Agreement in an amount equal to the sum of the monthly servicing fees for all Series of Notes included in the Group II Series of Notes. Except as otherwise specified in the related Series Supplement, the Monthly Servicing Fee for each Series of Notes included in the Group II Series of Notes (each, a "Series Monthly Servicing Fee") on each Payment Date shall be equal to (i) the portion of the Group II Supplemental Servicing Fee allocated to such Group II Series of Notes pursuant to the related Series Supplement, plus (ii) one- twelfth of the product of (A) the Servicing Fee Percentage for such Series and (B) the Invested Amount of such Series as of the preceding Payment Date (after giving effect to any payments of principal on such date). The Series Monthly Servicing Fee for each Series of Notes included in the Group II Series of Notes shall be paid to the Master Servicer (for allocation among the Master Servicer and the Servicers) pursuant to the procedures set forth in the applicable Supplement. The supplemental servicing fee (the "Group II Supplemental Servicing Fee") for any period shall be equal to all Carrying Charges comprising payments due from the Servicers under Section 26.2 hereof.

    Section 26.2. The expenses of each Servicer include, and each Servicer agrees to pay, its Pro Rata Share of the amounts due to the Trustee pursuant to
Section 9.5 of the Base Indenture and allocable to the Group II Series of Notes, plus its Pro Rata Share of the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to Sections 24.4(h) and (i), plus its allocable share of all other fees, expenses and indemnities incurred by such Servicer or the Lessor in connection with the Servicer's activities hereunder or under the Related Documents. The Servicers, however, shall not be liable for any liabilities, costs or expenses of the Lessor, the Trustee or the Holders of Notes included in the Group II Series of Notes arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of a Servicer's violation of the provisions of this Lease or of the Related Documents; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Lessees under Section 15 of this Lease. In the event that a Servicer fails to pay any amount due to the Trustee pursuant to Section 9.5 of the Base Indenture, the Trustee will be entitled to receive such amounts due from the Monthly Servicing Fee prior to payment thereof to such Servicer.

    SECTION 27.  GUARANTY.

    Section 27.1. Guaranty. In order to induce the Lessor to execute and deliver this Lease and to lease Vehicles hereunder to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of each of the Lessees to make any payments required to be made by them under this Lease, (ii) agrees to cause each Lessee to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities applicable to such Lessee (whether in its capacity as a Lessee or as a Servicer) under this Lease, and
(iii) agrees that, if for any reason whatsoever, any Lessee (whether in its capacity as a Lessee or as a Servicer) fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 27 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees, the Servicers or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

    Section 27.2. Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessees (whether as Lessee or as Servicer), any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Lease or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder. The Lessor's rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed.

    Section 27.3. Lessor's Right to Amend this Lease. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

    Section 27.4. Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

    (a)  any defense based upon:

                 (i) the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; or

                 (ii) any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that the Guarantor's liability in respect of this Guaranty shall be released to the extent the Lessor expressly releases such Lessee or other Person, in a writing conforming to the requirements of Section 22, from any Guaranteed Obligations; or

                 (iii) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

         (b) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

                 (i)      accelerate the Guaranteed Obligations;

                 (ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                 (iii) proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

         (c) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

         (d) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;

         (e) any right that the Guarantor has or may have to set-off with respect to any right to payment from any Lessee; and

         (f) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

         Section 27.5. Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future unsecured debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations, on the terms set forth in clauses (a) through (e) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this Section 27.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

         (a) Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of the Guarantor or such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

                 (i) the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or any

                          Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                 (ii) any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                 (iii) if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

         (b) The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

         (c) No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

         (d) Except as provided in Section 27.9, nothing express or implied herein shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

         (e) If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed

Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Lessee or the Guarantor, as the case may be.

         Section 27.6. Guarantor to Pay Lessor's Expenses. The Guarantor agrees to pay to the Lessor (or the Trustee), on demand, all costs and expenses, including reasonable attorneys' and other professional and paraprofessional fees, incurred by the Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor's demand therefor, for each Interest Period during the period from the date of such demand until paid, at the VFR for such Interest Period plus 1% (calculated on the basis of a 360-day year).

         Section 27.7. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Lease is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other Guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         Section 27.8. Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         Section 27.9. Third-Party Beneficiaries. The Guarantor acknowledges that the Trustee (on behalf of the Holders of Notes included in the Group II Series of Notes) has accepted the assignment of the Lessor's rights under this Lease as collateral for such Notes in reliance on the Guaranty and that the Trustee (for the benefit of the Holders of such Notes) shall be a third-party beneficiary hereunder.

         SECTION 28.  ADDITIONAL LESSEES.

         Section 28.1. Additional Lessees. Any direct or indirect Subsidiary of the Guarantor (each, a "Guarantor Subsidiary") shall have the right to become a "Lessee" under and pursuant to the terms of this Lease by complying with the provisions of this Section 28.1. In the event a Guarantor Subsidiary desires to become a "Lessee" under this Lease, then the Guarantor and such Guarantor Subsidiary shall execute (if appropriate) and deliver to the Lessor and the Trustee:

                 (a) a Joinder in Lease Agreement in the form attached hereto as Attachment D (each, an "Affiliate Joinder in Lease");

                 (b) the certificate of incorporation for such Guarantor Subsidiary, duly certified by the Secretary of State of the jurisdiction of such Guarantor Subsidiary's incorporation, together with a copy of the by-laws of such Guarantor Subsidiary, duly certified by a Secretary or Assistant Secretary of such Guarantor Subsidiary;

                 (c) copies of resolutions of the Board of Directors of such Guarantor Subsidiary authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Lease, duly certified by the Secretary or Assistant Secretary of such Guarantor Subsidiary;

                 (d) a certificate of the Secretary or Assistant Secretary of such Guarantor Subsidiary certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                 (e) a good standing certificate for such Guarantor Subsidiary in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                 (f) a written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name such Guarantor Subsidiary as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (g) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of liens filed against such Guarantor Subsidiary that purport to affect any Vehicles leased hereunder or any Collateral under the Indenture;

                 (g) evidence of the filing of proper financing statements on Form UCC-1 naming such Guarantor Subsidiary, as debtor, and the Lessor as secured party covering the collateral described in Section 2(b) hereof;

                 (h) an Officers' Certificate and an opinion of counsel each stating that such joinder by such Guarantor Subsidiary complies with this Section 28.1 and that all conditions precedent herein provided for relating to such transaction have been complied with;

                 (i) a statement from each of the Rating Agencies that such Guarantor Subsidiary becoming a "Lessee" under this Lease will not cause a failure to meet the Rating Agency Condition; and

                 (j) any additional documentation that the Lessor or the Trustee may reasonably require to evidence the assumption by such Guarantor Subsidiary of the obligations and liabilities set forth in this Lease.

Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary of the applicable Affiliate Joinder in Lease executed by the Lessor, such Guarantor Subsidiary shall for all purposes be deemed to be a "Lessee" for purposes of this Lease (including, without limitation, the Guaranty which is a part of this Lease) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         SECTION 29. BANKRUPTCY PETITION AGAINST LESSOR. Each Lessee and the Guarantor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series of Notes issued by the Lessor, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that a Lessee (or any sublessee thereof) or the Guarantor takes action in violation of this
Section 29, the Lessor agrees, for the benefit of the Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Lessee or the Guarantor against the Lessor or the commencement of such action and raise the defense that such Lessee or the Guarantor, as applicable, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this
Section 29 shall survive the termination of this Lease.

         SECTION 30. SUBMISSION TO JURISDICTION. THE LESSOR, THE MASTER COLLATERAL AGENT AND THE TRUSTEE MAY ENFORCE ANY CLAIM ARISING OUT OF THIS LEASE IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION, INCLUDING, WITHOUT LIMITATION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, EACH LESSEE AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. EACH LESSEE AND THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019, TO RECEIVE FOR AND ON BEHALF OF SUCH LESSEE AND GUARANTOR SERVICE OF PROCESS IN NEW YORK. EACH LESSEE AND THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH LESSEE OR THE GUARANTOR, AS APPLICABLE, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL BE TAKEN AND

HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. Nothing herein contained shall affect the right of the Lessor to serve process in any other manner permitted by law or preclude the Lessor, the Master Collateral Agent or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. EACH LESSEE AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 31. GOVERNING LAW. THIS LEASE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease. All obligations of the Lessees and the Guarantor and all rights of the Lessor, the Master Collateral Agent or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

         SECTION 32. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 33. NOTICES. All notices, requests and other communications to any party or signatory hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party or signatory, addressed to it, at its address or facsimile number set forth on the signature pages below, or at such other address or facsimile number as such party may hereafter specify for such purpose by notice (in accordance with this Section
33) to the other parties and signatories hereto. In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee.

Copies of notices, requests and other communications delivered to the Trustee pursuant to the foregoing sentence shall be sent to the following address:

                       Bankers Trust Company
                       4 Albany Street
                       New York, New York  10006
                       Attention:  Corporate Trust and Agency
                                   Group/Structured Finance
                       Telephone:  (212) 250-6533
                       Facsimile:  (212) 250-6439

Each such notice, request or communication shall be effective when received at the address specified below. Copies of all facsimile notices must be sent by first class mail promptly after such transmission by facsimile.

         SECTION 34. HEADINGS. Section headings used in this Lease are for convenience of reference only and shall not affect the construction of this Lease.

         SECTION 35. EXECUTION IN COUNTERPARTS. This Lease may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

         SECTION 36. EFFECTIVENESS. This Lease shall become effective on the Lease Commencement Date, subject to (i) the requirement that the representations and warranties contained in Section 23 shall be true and correct in all respects (except to the extent any such representation and warranty does not incorporate a materiality limitation in its terms and the failure of such representation and warranty to be true and correct in all respects does not have a Material Adverse Effect on the interest of the Lessor, the Trustee or the Secured Parties) and (ii) the prior or concurrent delivery of each of the following documents to the Lessor (in form and substance satisfactory to the Lessor):

                 (a) Certificate of Incorporation. The certificate of incorporation of each Lessee (other than the Additional Lessees) and the Guarantor, duly certified by the Secretary of State of the jurisdiction of its incorporation, together with a copy of its by-laws, duly certified by the Secretary or an Assistant Secretary of such Lessee or the Guarantor, as applicable;

                 (b) Resolutions. Copies of resolutions of the Board of Directors of each Lessee (other than the Additional Lessees) and the Guarantor authorizing or ratifying the execution, delivery and performance of those documents and matters required of it with respect to this Lease, duly certified by the Secretary or Assistant Secretary of such Lessee or the Guarantor, as applicable;

                 (c) Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Lease;

                 (d) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each Lessee (other than the Additional Lessees) and the Guarantor certifying the names of the individual or individuals authorized to sign this Lease and the other Related Documents to be executed by it (in such capacity or otherwise), together with a sample of the true signature of each such individual (the Lessor, the Master Collateral Agent and the Trustee may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

                 (e) Opinions of Counsel. (i) The opinion of Mayer, Brown & Platt, addressed to the Lessees (other than the Additional Lessees), the Lessor, the Trustee, the Master Collateral Agent, the Enhancement Providers and the Rating Agencies; (ii) the opinion of each Manufacturer, as required by the Rating Agencies, addressed to the Lessees, the Lessor, the Trustee, the Master Collateral Agent, the Enhancement Providers and the Rating Agencies; (iii) the opinion of counsel to each Enhancement Provider, addressed to the Lessees, the Lessor, the Trustee, the Master Collateral Agent and the Rating Agencies; (iv) the opinion of White & Case, counsel to the Trustee, addressed to the Lessees, the Lessor, the Master Collateral Agent and each Enhancement Provider; and (v) the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, Oklahoma counsel to the Lessees, the Servicers and the Master Servicer addressed to the Lessor, the Trustee, the Master Collateral Agent, the Enhancement Providers and the Rating Agencies, in each case, satisfactory in form and substance to the addressees thereof;

                 (f) Good Standing Certificates. Certificates of good standing for each Lessee (other than the Additional Lessees) and the Guarantor in the jurisdiction of its organization and the jurisdiction of its principal place of business;

                 (g) Search Reports. Search reports satisfactory to the Lessor and the Trustee listing all effective financing statements that name a Lessee as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (h) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of such liens filed against such Lessee;

                 (h) Evidence. Evidence of the filing of proper financing statements on Form UCC-1, (i) naming each Lessee (other than the Additional Lessees) as debtor and the Master Collateral Agent as secured party or other, similar instruments or documents, as may be necessary or desirable under the UCC of all applicable jurisdictions to perfect the Master Collateral Agent's interest in the Master Collateral with respect to which the Trustee is designated as the Beneficiary on behalf of the Holders of any Series of Notes included in the Group II Series of Notes and (ii) naming each Lessee (other than the Additional Lessees) as debtor, the Lessor as secured party and the Master Collateral Agent as assignee, as may be necessary or desirable under the UCC of all applicable jurisdictions to perfect the security interest (with respect the Financing Lease) and the precautionary security interest (with respect to the Operating Lease) of the Lessor hereunder and the assignment of the same to the Master Collateral Agent;

                 (i) Master Collateral Agency Agreement. An executed copy of the Master Collateral Agency Agreement;

                 (j) Lease. Original counterpart No. 1 of this Lease shall be delivered to the Trustee with receipt acknowledged thereby;

                 (k) Vehicle Title Nominee Agreement. An executed copy of the Vehicle Title Nominee Agreement;

                 (l) Assignment Agreement. An executed copy of the Assignment Agreement of each Manufacturer of Program Vehicles (including Existing Vehicles) which will be leased under this Lease on the Closing Date for the Series 1998-1 Notes;

                 (m) Certified Copy of Manufacturer Program. A copy of each Manufacturer Program relating to Vehicles which will be leased hereunder and an Officer's Certificate, dated the Closing Date for the Series 1998-1 Notes, and duly executed by an Authorized Officer of the Lessee, certifying that each such copy is true, correct and complete as of the Closing Date for the Series 1998-1 Notes;

                 (n) The Indenture Supplement. Copies of the Series 1998-1 Supplement, dated as of the Series 1998-1 Closing Date, and the Base Indenture, in each case duly executed by the Lessor and the Trustee, and all conditions to the effectiveness thereof and the issuance of the Notes thereunder shall have been satisfied or waived in all respects;

                 (o) Series 1998-1 Letter of Credit. The Series 1998-1 Letter of Credit, issued by Credit Suisse First Boston, with an initial stated amount of $5,000,000; and

                 (p) Other. Such other documents as the Trustee or the Lessor may reasonably request.

                        [Signatures on following pages.]

         IN WITNESS WHEREOF, the parties have executed this Lease or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    LESSOR:

                                      RENTAL CAR FINANCE CORP.


                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                      Address:   5330 East 31st Street
                                                 Tulsa, Oklahoma  74135
                                      Attention: Pamela S. Peck
                                      Telephone: (918) 669-2550
                                      Facsimile: (918) 669-2301


                                    LESSEES AND SERVICERS:

                                      THRIFTY RENT-A-CAR SYSTEM, INC.


                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                      Address:   5330 East 31st Street
                                                 Tulsa, Oklahoma  74135
                                      Attention: Pamela S. Peck
                                      Telephone: (918) 665-3930
                                      Facsimile: (918) 669-2301

                                      DOLLAR RENT A CAR SYSTEMS, INC.

                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                      Address:   5330 East 31st Street
                                                 Tulsa, Oklahoma  74135
                                      Attention: Michael H. McMahon
                                      Telephone: (918) 669-3000
                                      Facsimile: (918) 669-2925


                                    GUARANTOR

                                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                      Address:   5330 East 31st Street
                                                 Tulsa, Oklahoma  74135
                                      Attention: Steven B. Hildebrand
                                      Telephone: (918) 660-7700
                                      Facsimile: (918) 669-2970





COUNTERPART NO. ___ OF TEN (10) SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN MANUALLY EXECUTED COUNTERPART NO. 1.

         The Trustee does hereby acknowledge, by its signature below, receipt of this Counterpart No. 1.


                                      TRUSTEE

                                      BANKERS TRUST COMPANY


                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                      Address:    4 Albany Street, 10th Floor
                                                  New York, New York 10006
                                      Attention:  Corporate Trust and Agency
                                                  Group/Structured Finance
                                      Telephone:  (212) 250-6553
                                      Facsimile:  (212) 250-6439



Acknowledged by:

MASTER COLLATERAL AGENT

BANKERS TRUST COMPANY



  By:
     ----------------------------
     Name:
     Title:

Address:    4 Albany Street, 10th Floor
            New York, New York 10006
Attention:  Corporate Trust and Agency
            Group/Structured Finance
Telephone:  (212) 250-6553
Facsimile:  (212) 250-6439

                                                                         ANNEX A


                                     ANNEX

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                           Dated as of March 4, 1998

                                     among

                            RENTAL CAR FINANCE CORP.
                                   as Lessor,

                        THRIFTY RENT-A-CAR-SYSTEM, INC.,
                            as Lessee and Servicer,

                        DOLLAR RENT A CAR SYSTEMS, INC.,
                            as Lessee and Servicer,

                             and those Subsidiaries
                    of Dollar Thrifty Automotive Group, Inc.
                               from time to time
             becoming Lessees and Servicers under such Master Motor
                     Vehicle Lease and Servicing Agreement


                                      and

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                        as Guarantor and Master Servicer

         1. Scope of Annex. This Annex A shall apply only to the acquisition, leasing and servicing of the Acquired Vehicles by the Lessor pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Operating Lease").

         2. General Agreement. With respect to the Acquired Vehicles, each Lessee and the Lessor each intend that the Base Lease, as supplemented by this Lease Annex, is an operating lease and that the relationship between the Lessor and the Lessees pursuant thereto and hereto shall always be only that of lessor and lessee, and each Lessee hereby declares, acknowledges and agrees that the Lessor has title to and is the owner of the Acquired Vehicles. The Lessees shall not acquire by virtue of the Lease any right, equity, title or interest in or to any Acquired Vehicles, except the right to use the same under the terms of the Operating Lease hereof. The parties agree that this Operating Lease is a "true lease" for all legal, accounting, tax and other purposes and agree to treat this Operating Lease, as it applies to the Acquired Vehicles, as an operating lease for all purposes, including tax, accounting and otherwise. The parties will file all federal, state and local tax returns and reports in a manner consistent with the preceding sentence.

         3. Operating Lease Commitment. (a) Upon the execution and delivery of this Operating Lease, the Lessor shall, subject to the terms and conditions of the Agreement, purchase from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, all Acquired Vehicles identified in Vehicle Orders placed by a Lessee for a purchase price equal to the Initial Acquisition Cost thereof, and simultaneously therewith, the Lessor shall under the Operating Lease enter into operating leases with such Lessee with respect to such Vehicles; provided, that the aggregate Net Book Value of Acquired Vehicles leased hereunder on any date shall not exceed (a) the Maximum Lease Commitment, less (b) the Base Amount as of such date with respect to the Financing Lease.

         4. Lease Procedures. In connection with the Lease of any Acquired Vehicles to be leased on or after the Lease Commencement Date, to evidence the acquisition of such Acquired Vehicles by the Lessor, the applicable Lessee shall deliver to the Lessor the following:

                 (a) a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all Acquired Vehicles to be leased by such Lessee on the Lease Commencement Date;

                 (b) UCC termination statements terminating, or UCC partial releases releasing, any security interests and other liens (other than Permitted Liens) in favor of any Person with respect to each Acquired Vehicle leased on the Lease Commencement Date and identified in such Vehicle Order, and any related Vehicle Disposition Programs;

                 (c) with respect to the initial lease of Acquired Vehicles by such Lessee, a fully executed Assignment Agreement covering each Program Vehicle leased under this Annex A on the Lease Commencement Date or to be leased under this Annex A on any date thereafter, the related Vehicle Disposition Programs, and any other Master Collateral relating to such Vehicles.

         Each Lessee hereby agrees that each such delivery of a Vehicle Order shall be deemed hereunder to constitute a representation and warranty by the Lessee, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition and leasing of the Vehicles identified in such Vehicle Order have been satisfied as of the date of such Vehicle Order.

         5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Operating Lease as it relates to each Acquired Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 24 months from the date of the original new vehicle dealer invoice for such Acquired Vehicle. On the occurrence of such date for a Vehicle not previously disposed of, the applicable Lessee shall, (a) on behalf of the Lessor, promptly dispose of such Vehicle in accordance with the terms hereof and in accordance with any instructions of the Lessor for such disposition, (b) in each case, provide that Disposition Proceeds be paid directly to the Master Collateral Account for the benefit of the Trustee and (c) pay to the Master Collateral Agent or the Trustee, in accordance with this Operating Lease, any other amounts unpaid and owing from such Lessee under the Lease in respect of such Vehicle.

         6. Lessee's Rights to Purchase Vehicles. Each Lessee will have the option, exercisable with respect to any Acquired Vehicle during the Vehicle Term with respect to such Acquired Vehicle, to purchase any Vehicles leased by it under the Lease at the Vehicle Purchase Price, in which event such Lessee will pay the Vehicle Purchase Price to the Master Collateral Agent on or before the Due Date next succeeding such purchase by the Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle through the date of such purchase. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to an Acquired Vehicle which was leased by such Lessee under this Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee. Upon receipt of such funds by the Master Collateral Agent, the Lessor, at the request of the Lessee, shall cause title to any such Vehicle or Manufacturer Receivable, as applicable, to be transferred to the applicable Lessee, and the lien of the Master Collateral Agent on such Vehicle shall be released thereby.

         7. Vehicle Disposition. The Lessor and each Lessee agree that, with respect to Acquired Vehicles, the applicable Lessee shall use its commercially reasonable efforts to deliver each Program Vehicle leased by it under the Lease for sale in accordance with the applicable Auction Procedures or to return such related Program Vehicle to the related Manufacturer (a) not prior to the end of the Minimum Term for such Vehicle, and (b) not later than the end of the Maximum Term for such Vehicle; provided, however, if for any reason, such Lessee fails to deliver such a Program Vehicle to the applicable Manufacturer for repurchase by the Manufacturer or in accordance with the applicable Auction Procedures, in each case in accordance with the applicable Vehicle Disposition Program during the time period between the expiration of the Minimum Term and the expiration of the Maximum Term, such Lessee shall be obligated to sell or otherwise dispose of such Program Vehicle and pay a Late Return Payment with respect thereto, in each case as provided in
Section 13 of the Base Lease. Each Lessee shall, with respect to Acquired Vehicles leased by it under this Operating Lease, pay the equivalent of the Rent for the Minimum Term for Program Vehicles returned before the Minimum Term, regardless of actual usage, unless such a Program Vehicle is a Casualty, which will be handled in accordance with Section 7 of the Base Lease. All Disposition Proceeds, Repurchase Payments and Guaranteed Payments due from the disposition of Program Vehicles pursuant to this Section shall be due and payable to the Lessor. The Lessor and each Lessee agree, with respect to Acquired Vehicles, that such Lessee shall use its commercially reasonable efforts to dispose of each Non-Program Vehicle leased to it under this Operating Lease (a) in a manner most likely to maximize proceeds from such disposition and consistent with industry practice and (b) within twenty-four
(24) months after the date of the original new vehicle dealer invoice for such Vehicle. All Disposition Proceeds due from the disposition of Non-Program Vehicles pursuant to this Section shall be due and payable to the Lessor.

         8. Lessor's Right to Cause Vehicles to be Sold. Notwithstanding anything to the contrary contained in the Lease, the Lessor shall have the right, at any time after the date thirty (30) days prior to the expiration of the Maximum Term for any Program Vehicle leased under this Annex A, to require that the Lessee in respect of such Program Vehicle deliver such Program Vehicle to the Manufacturer for repurchase or, as applicable, to the designated auction site, or exercise commercially reasonable efforts to arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value thereof, in which event the Lessee shall, prior to the expiration of such Maximum Term, deliver such Vehicle to its Manufacturer or the designated auction site or arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value (or purchase the Program Vehicle itself from the Lessor for the Vehicle Purchase Price). If a sale of the Program Vehicle is arranged by a Lessee prior to the expiration of such Maximum Term, then such Lessee shall deliver the Program Vehicle to the purchaser thereof, the Lien of the Master Collateral Agent on the Certificate of Title of such Program Vehicle shall be released, and such Lessee shall cause to be delivered to the Lessor the funds paid for such Program Vehicle by the purchaser. If a Lessee is unable to arrange for a sale of the Program Vehicle prior to the expiration of such Maximum Term, then such Lessee shall cease attempting to arrange for such a sale and shall return such Program Vehicle to the applicable Manufacturer or tender such Program Vehicle in accordance with applicable Auction Procedures or purchase such Vehicle as herein provided. In no event may any Program Vehicle be sold pursuant to this paragraph 8 (other than pursuant to a Vehicle Disposition Program) unless the funds to be paid to the Lessor arising out of such sale exceed the Net Book Value of such Vehicle less reasonably predictable Excess Mileage charges, Excess Damage Charges and other similar charges imposed by the Manufacturer.

         9. Calculation of Rent. Rent shall be due and payable on a monthly basis as set forth in this paragraph 9:

                 "Monthly Base Rent", with respect to each Due Date and each Acquired Vehicle leased under the Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

                 "Monthly Variable Rent", with respect to each Due Date and each Acquired Vehicle leased under the Lease on any day during the Related Month, shall equal the sum, without double counting, of (a) the product of (i) an amount equal to the Net Book Value of such Acquired Vehicle on the first day contained within both the Related Month and the Vehicle Term with respect to such Vehicle multiplied by the VFR for the Interest Period ending on the next succeeding Payment Date and (ii) the quotient obtained by dividing (A) the number of days contained within both the Related Month and the Vehicle Term with respect to such Acquired Vehicle by (B) the total number of days in the Related Month plus (b) the product of (i) an amount equal to all Carrying Charges for the Related Month, and (ii) the quotient obtained by dividing the Net Book Value of such Acquired Vehicle as of the first day of the Related Month by the Net Book Value of all Vehicles leased under the Lease as of the first day of the Related Month.

                  "VFR", for any Interest Period with respect to any Group II Series of Notes, is an interest rate equal to the quotient, expressed as a percentage, of (i) the amount of interest accrued during such Interest Period with respect to all Group II Series of Notes divided by (ii) the average daily Aggregate Principal Balance of all such Group II Series of Notes during such period.

                 "Rent" means Monthly Base Rent plus Monthly Variable Rent.

         10.  Payment of Rent and Other Payments.

                 (a) Monthly Base Rent. On each Due Date, each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Operating Lease on any day during the Related Month;

                 (b) Monthly Variable Rent. On each Due Date, each Lessee shall pay to the Lessor the Monthly Variable Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Operating Lease on any day during the Related Month;

                 (c) Termination Payments, Casualty Payments and Late Return Payments. On each Due Date, each Lessee shall pay to the Lessor all Termination Payments, Casualty Payments and Late Return Payments with respect to Vehicles leased by such Lessee under this Operating Lease as provided in Section 5.4 of the Base Lease; and

                 (d) Certain Other Payments. Each Lessee shall cause all Disposition Proceeds, Repurchase Payments, Guaranteed Payments and Incentive Payments payable in respect of Acquired Vehicles leased by it under this Operating Lease, to be paid directly to the Master Collateral Agent for the benefit of the Trustee. The Servicer and the Lessees each agree that in the event that the Servicer or a Lessee shall receive directly any such payment, including cash, securities, obligations or other property, the Servicer or such Lessee, as the case may be, shall accept the same as the Master Collateral Agent's agent and shall hold the same in trust on behalf of and for the benefit of the Master Collateral Agent, and shall deposit the same, within two (2) Business Days after receipt thereof, into the Master Collateral Account in the same form received, with the endorsement of the Servicer or such Lessee, as the case may be, when necessary or appropriate.

         11. Net Lease. THE OPERATING LEASE SHALL BE A NET LEASE, AND EACH LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of the Lessees hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of a Lessee to reject Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in or any Lien on title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of a Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Lessee, the Lessor or any other Person, or any action taken with respect to this Operating Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that such Lessee has or might have against any Person, including without limitation the Lessor;
(viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of this Operating Lease or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by such Lessee or otherwise; (x) any insurance premiums payable by such Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. This Operating Lease shall be noncancelable by any Lessee and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Operating Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder. All payments by a Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever this Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Operating Lease as if it had not been terminated in whole or in part. All covenants and agreements of the Lessees herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         12. Liens. Except for Permitted Liens, each Lessee shall keep all Acquired Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Expiration Date for each Acquired Vehicle leased hereunder, the Lessor may, in its discretion, remove any such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys' fees and costs, will be paid by the applicable Lessee upon demand by the Lessor. The Lessor may grant security interests in the Acquired Vehicles without consent of the applicable Lessee; provided, however, that if any such Liens would interfere with the rights of such Lessee under this Operating Lease or any sublessee of such Lessee, the Lessor must obtain the prior written consent of such Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of such Lessee under this Operating Lease.

         13. Non-Disturbance. So long as a Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Acquired Vehicles will not be disturbed during the Term subject, however, to paragraph 8 of this Annex A and except that the Lessor, the Master Collateral Agent and the Trustee each retains the right, but not the duty, to inspect the Acquired Vehicles without disturbing the ordinary conduct of such Lessee's business and except as may be required as a consequence of a Liquidation Event of Default or Series 1998-1 Limited Liquidation Event of Default or certain optional prepayments of a Series of Notes. Upon the request of the Lessor, the Master Collateral Agent or the Trustee, from time to time, each Lessee will make reasonable efforts to confirm to the Lessor, the Master Collateral Agent and the Trustee the location, mileage and condition of each Acquired Vehicle and to make available for the Lessor's, the Master Collateral Agent's or the Trustee's inspection within a reasonable time period, not to exceed forty-five (45) days, the Acquired Vehicles leased by such Lessee at the location where the Acquired Vehicles are normally located. Further, each Lessee (and each related Franchisee) will, during normal business hours and with a notice of three (3) Business Days, make its records pertaining to such Acquired Vehicles available to the Lessor, the Master

Collateral Agent or the Trustee for inspection at the location where such Lessee's (and each such related Franchisee's) records are normally domiciled.

         14. Certain Risks of Loss Borne by Lessees. Upon delivery of each Vehicle to a Lessee, as between the Lessor and such Lessee, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Vehicle, including personal injury or death and property damage, arising with respect to any Vehicle due to the manufacturer, purchase, acceptance, rejection, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Vehicle, howsoever arising.

         15. Title. This is an agreement to lease only, and title to the Acquired Vehicles will at all times remain in the Lessor's name. The Lessees will not have any rights or interest in such Vehicles whatsoever other than the rights of possession and use and the right to sublease such Vehicles as provided by the Lease. In addition, each Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Vehicle Disposition Programs as they relate to the Vehicles leased hereunder and (ii) such Lessee has no right, title or interest in any Vehicle Disposition Program as it relates to any Vehicle leased hereunder. To confirm the foregoing, each Lessee, by its execution of the Base Lease of which this Annex A is a part, hereby assigns and transfers to the Lessor any rights that such Lessee may have in respect of any Vehicle Disposition Programs as they relate to the Vehicles leased hereunder.

                                                                         ANNEX B


                                     ANNEX

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                           Dated as of March 4, 1998

                                    between

                            RENTAL CAR FINANCE CORP.
                                   as Lessor,

                        THRIFTY RENT-A-CAR-SYSTEM, INC.,
                            as Lessee and Servicer,

                        DOLLAR RENT A CAR SYSTEMS, INC.,
                            as Lessee and Servicer,

                             and those Subsidiaries
                    of Dollar Thrifty Automotive Group, Inc.
                               from time to time
                   becoming Lessees and Servicers under such
                         Master Motor Vehicle Lease and
                              Servicing Agreement

                                      and

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                        as Guarantor and Master Servicer

         1. Scope of Annex. This Annex B shall apply only to the acquisition or financing, leasing and servicing of the Financed Vehicles by RCFC pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Financing Lease").

         2. General Agreement. With respect to the Financed Vehicles, each Lessee and the Lessor each intend that the Base Lease, as supplemented by this Lease Annex, constitute a financing arrangement and the Lessor hereby declares, acknowledges and agrees that the ownership of the Financed Vehicles rests solely with such Lessee subject to the security interest granted hereunder to the Lessor.

         3. Financing Lease Commitment. Subject to the terms and conditions of this Financing Lease, upon execution and delivery of this Financing Lease, the Lessor shall (i) on or after the Lease Commencement Date purchase, finance or refinance Vehicles in the Existing Fleet and other Refinanced Vehicles identified in Refinancing Schedules for a purchase price equal to the aggregate Net Book Value thereof, and (ii) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date finance all Financed Vehicles identified in Vehicle Orders placed by a Lessee for an amount equal to the Initial Acquisition Cost thereof, and in each case simultaneously therewith enter into this Financing Lease with such Lessee with respect to the Existing Fleet and other Financed Vehicles, as the case may be; provided, that the aggregate outstanding Base Amount of the Financing Lease shall not on any date exceed (a) the Maximum Lease Commitment, less (b) the sum of (x) the sum of the Net Book Values of Acquired Vehicles leased under the Operating Lease on such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Acquired Vehicle, plus (y) accrued and unpaid Monthly Base Rent under the Operating Lease as of such date.

         4.  Lease Procedures.

                 (a) Initial Lease. In connection with the lease of any Financed Vehicles to be leased on the Lease Commencement Date (or, in the case of an Additional Lessee, the date of the initial Vehicle Order or Refinancing Schedule thereof), to evidence the refinancing of Vehicles in the Existing Fleet and any other Refinanced Vehicles and the acquisition and financing of any other Financed Vehicles by each Lessee on the Lease Commencement Date (or the date of such initial Vehicle Order) and the conveyance on such date of a security interest in such Financed Vehicles to the Master Collateral Agent, such Lessee shall deliver to the Lessor on or prior to the Lease Commencement Date (or the date of such initial Vehicle Order or Refinancing Schedule) the following:

                       (i) a Refinancing Schedule concerning any Vehicles in the Existing Fleet and any other Refinanced Vehicles refinanced on such date, or a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all other Financed

                 Vehicles to be leased by such Lessee on the Lease Commencement Date (or date of the initial Vehicle Order of such Additional Lessee, as applicable);

                       (ii) a report of the results of a search of the appropriate records of the county and state in which the Refinanced Vehicles are located and the county and state in which such Lessee's principal office is located, which shall show no liens or other security interests (other than Permitted Liens and the lien of Chrysler Financial Corporation in the Existing Fleet) with respect to such Vehicles or, in the event that such search reveals any such non-permitted Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest as provided below;

                       (iii) confirmation from any lender holding a security interest in any Refinanced Vehicle stating unconditionally (A) that, if any sums are to be paid to such lender in connection with the lease of the Refinanced Vehicle, such lender has been paid the full amount due to it in connection with such refinancing and (B) that any lien or security interest of such lender in such Vehicle has been released;

                       (iv) UCC termination statements terminating, or UCC partial releases releasing, any security interests and other liens (other than Permitted Liens and the lien of Chrysler Financial Corporation in the Existing Fleet) in favor of any Person with respect to each Vehicle in the Existing Fleet identified in such schedule and any related Vehicle Disposition Programs;

                       (v) fully executed Assignment Agreements from such Lessee covering, as applicable, each Vehicle in the Existing Fleet and each other Financed Vehicle leased by such Lessee on the Lease Commencement Date or leased on any date thereafter under the Lease, the related Vehicle Disposition Programs, and any other Master Collateral relating to such Vehicles; and

                       (vi) an Officer's Certificate for such Lessee stating that all the conditions precedent under the Lease to the leasing by such Lessee of such Vehicles on the Lease Commencement Date have been satisfied.

                 (b) Subsequent Leases. In connection with each Lease of a Financed Vehicle after the Lease Commencement Date, to evidence the acquisition, financing or refinancing of such Financed Vehicle by the Lessor and the conveyance of a security interest in such Financed Vehicles to the Master Collateral Agent, each Lessee shall deliver to the Lessor a Vehicle Order (including a Vehicle Acquisition Schedule) or Refinancing Schedule with respect to all Financed Vehicles to be leased by such Lessee on the date specified therein. Each Lessee hereby agrees that each such delivery of a

         Vehicle Order or Refinancing Schedule, as applicable, shall be deemed hereunder to constitute a representation and warranty by such Lessee, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition or financing or refinancing and leasing of the Vehicles identified in such Vehicle Order or Refinancing Schedule, as applicable, have been satisfied as of the date of such Vehicle Order or Refinancing Schedule.

         5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of this Financing Lease as it relates to each Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 60 months from the Vehicle Lease Commencement Date. On the occurrence of such date, the applicable Lessee shall pay to the Master Collateral Agent or the Trustee, in accordance with this Financing Lease, any amounts unpaid and owing under the Lease in respect of such Vehicle.

         6. Calculation of Rent and Monthly Supplemental Payment. Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this paragraph 6:

                 "Monthly Base Rent", with respect to each Due Date and each Financed Vehicle leased under the Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

                 "Monthly Finance Rent", with respect to each Due Date and each Financed Vehicle leased under the Lease on any day during the Related Month, shall equal the sum, without double counting, of (a) the product of (i) an amount equal to the Net Book Value of such Financed Vehicle on the first day contained within both the Related Month and the Vehicle Term with respect to such Vehicle multiplied by the VFR for the Interest Period ending on the next succeeding Payment date and
         (ii) the quotient obtained by dividing (A) the number of days contained within both the Related Month and the Vehicle Term with respect to such Financed Vehicle by (B) the total number of days in the Related Month, plus (b) the product of (i) an amount equal to all Carrying Charges for the Related Month, and (ii) the quotient obtained by dividing the Net Book Value of such Financed Vehicle as of the first day of the Related Month by the Net Book Value of all Vehicles leased under the Lease as of the first day of the Related Month.

                 "Monthly Supplemental Payment" with respect to each Due Date and each Financed Vehicle shall be an amount equal to (a) the sum of, as applicable, (i) the aggregate amount of any Guaranteed Payment, Repurchase Payment, Disposition Proceeds and Incentive Payments received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during the Related Month with respect to such Vehicle, (ii) the amount of any unpaid Guaranteed Payment or unpaid Repurchase Payment with respect to such Vehicle becoming a Delinquent Guaranteed Payment or Delinquent Repurchase Payment, as the case may be, during the Related Month,
         (iii) the amount of any Disposition Proceeds with respect to such Vehicle becoming Delinquent Disposition Proceeds during the Related Month, (iv) the amount of any unpaid Incentive Payments with respect to such Vehicle becoming Delinquent Incentive Payments during the Related Month, (v) if such Vehicle becomes a Casualty or ceases to be an Eligible Vehicle (other than as a result of the sale or other disposition thereof), in each case during the Related Month, the Net Book Value of such Vehicle calculated as of the earlier of the last day of such Related Month and the date such Vehicle is disposed of or becomes a Casualty, as applicable, and (vi) if such Vehicle was returned to its Manufacturer for repurchase or sold to any Person or otherwise disposed of, in each case during the Related Month, the excess, if any, of (A) the Net Book Value of such Vehicle, calculated as of the applicable Vehicle Lease Expiration Date, over (B) the sum of all amounts (other than Incentive Payments) payable in respect of such Vehicle pursuant to clause (i) above, less (b) the excess, if any, of (i) the aggregate amount of Disposition Proceeds, Guaranteed Payments or Repurchase Payments, as applicable, from the sale or other disposition of such Vehicle received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during such Related Month over (ii) the Net Book Value of such Vehicle, calculated as of the applicable Vehicle Lease Expiration Date.

                 "Rent" means Monthly Base Rent plus Monthly Finance Rent.

                  "VFR", for any Interest Period with respect to any Group II Series of Notes, is an interest rate equal to the quotient, expressed as a percentage, of (i) the amount of interest accrued during such Interest Period with respect to all Group II Series of Notes, divided by (ii) the average daily Aggregate Principal Balance of all such Group II Series of Notes during such period.

         7.  Payment of Rent and Other Payments.  (a)  On each Due Date:

                 (i) Monthly Base Rent. Each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Finance Lease on any day during the Related Month; provided, however, that in the event that delinquent payments of Guaranteed Payments, Repurchase Payments, Disposition Proceeds and/or Incentive Payments are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during the Related Month, such payments may be netted against the Monthly Base Rents to be paid on such Due Date to the extent (but only to the extent) that Monthly Base Rent has already been received by any of such Persons in respect of such delinquent payment obligations pursuant to any or all of clauses (a)(ii), (iii) and (iv) of the definition of Monthly Supplemental Payment set forth in this Annex B;

                 (ii) Monthly Finance Rent. Each Lessee shall pay to the Lessor the Monthly Finance Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Finance Lease on any day during the Related Month.

                 (iii) Monthly Supplemental Payments. Each Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Finance Lease on any day during the Related Month; provided, however, that in the event that the Monthly Supplemental Payment accrued during a Related Month is a negative dollar amount, such amount may be netted against other payments to be paid on such Due Date pursuant to this paragraph 7.

         (b) On the expiration of the term of the Lease with respect to a Financed Vehicle, any remaining Base Amount, plus all other amounts payable by each Lessee under this Financing Lease with respect to such Vehicle shall be immediately due and payable.

         (c) Each Lessee may from time to time prepay the Base Amount of the Financing Lease with respect to a Financed Vehicle, in whole or in part, on any date, provided that such Lessee shall give the Lessor and the Trustee not less than one (1) Business Day's prior notice of any prepayment, specifying the date and amount of such prepayment, and the Financed Vehicles to which such prepayment relates.

         8. Risk of Loss Borne by Lessees. Upon delivery of each Vehicle to a Lessee, as between the Lessor and such Lessee, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to any Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

         9. Mandatory Purchase of Texas Vehicles. Prior to the Vehicle Lease Expiration Date with respect to each Texas Vehicle leased by a Lessee under this Finance Lease (other than a Vehicle Lease Expiration Date arising in connection with the purchase of such Texas Vehicle pursuant to this paragraph
9) and, in the case of each such Texas Vehicle which is a Program Vehicle, prior to the expiration of the Maximum Term applicable thereto (unless such Vehicle has been redesignated as a Non-Program Vehicle in accordance with
Section 14 of the Base Lease), such Lessee shall purchase such Texas Vehicle, (including any such Vehicle which has become a Casualty) at a purchase price equal to the Net Book Value of such Vehicle calculated as of the date of purchase (or, in the case of a Casualty, at a purchase price equal to the Monthly Supplemental Payments accruing in respect of such Casualty during the Related Month in which such Vehicle became a Casualty), which shall be payable to the Master Collateral Agent (together with all accrued and unpaid Rent and other payments due and payable on such Due Date with respect to such Texas Vehicle through the date of such purchase) on or prior to the Due Date next succeeding such purchase by such Lessee. The Lessor shall cause title to each Texas Vehicle to be transferred to the applicable Lessee, and the Servicer shall cause the Master Collateral Agent to cause its Lien to be removed from the Certificate of Title for such Vehicle, concurrently with or promptly after such purchase price for such Texas Vehicle (and any such unpaid Rent and payments) is paid by such Lessee to the Master Collateral Agent. Notwithstanding anything to the contrary in the Lease, no Texas Vehicle may be sold or otherwise disposed of (other than pursuant to Section 17.3 of the Base Lease), including at Auction or by return to its Manufacturer pursuant to a Vehicle Disposition Program, prior to its purchase by a Lessee pursuant to and in accordance with this paragraph 9.

         10. Lessee's Rights to Purchase Manufacturer Receivables. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Financed Vehicle which was leased by such Lessee under this Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee. Upon receipt of such funds by the Master Collateral Agent, the Lessor, at the request of the Lessee, shall cause title to any such Manufacturer Receivable to be transferred to the Lessee, the lien of the Master Collateral Agent in such Manufacturer Receivable will automatically be released concurrently with or promptly after the purchase price for such Manufacturer Receivable (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts) is paid by the Lessee to the Master Collateral Agent or the Trustee.

                                                                      SCHEDULE 1


                               Litigation Claims


1.       Dollar Thrifty Automotive Group, Inc. - None
2.       Dollar Rent A Car Systems, Inc. - See Attached Schedule 1-A
3.       Thrifty Rent -A- Car System, Inc. - See Attached Schedule 1-B

                                                                      SCHEDULE 2

                                   [Reserved]

                                                                      SCHEDULE 3

                             Business Locations


==================================================================================================================================
                                                                                                            STATES IN WHICH IT
                                                CHIEF EXECUTIVE OFFICE         STATE OF PRINCIPAL          CONDUCTS BUSINESS OR
         LEGAL NAME AND TRADE NAME                BUSINESS LOCATION             PLACE OF BUSINESS            MAINTAINS RECORDS
----------------------------------------------------------------------------------------------------------------------------------
  THRIFTY:                                   5330 East 31st Street          Oklahoma                   Each of the 50 States from
                                             Tulsa, OK 74135                                           time to time
  Legal Name:
  Thrifty Rent-A-Car System, Inc.

  Trade Names:
  Thrifty Rent-A-Car
  Thrifty Car Rental
  Thrifty (also used w/ subtitles, i.e.;
  car rental, truck rental, parking,
  airport parking, used car sales and
  leasing)
  Montgomery Ward Car Rental
----------------------------------------------------------------------------------------------------------------------------------
  DOLLAR:                                    5330 East 31st Street          Oklahoma                   Each of the 50 States from
                                             Tulsa, OK 74135                                           time to time
  Legal Name:
  Dollar Rent A Car Systems, Inc.

  Trade Names:
  Dollar
  Dollar Rent A Car
----------------------------------------------------------------------------------------------------------------------------------
  DTAG:                                      5330 East 31st Street          Oklahoma                   Each of the 50 States
                                             Tulsa, OK 74135                                           from time to time
  Legal Name:
  Dollar Thrifty Automotive Group, Inc.

  Trade Name:
  None
==================================================================================================================================

                                                                      SCHEDULE 4


                                     Liens


                                      NONE

                                ATTACHMENT A-1


          Information on Refinanced Vehicles and Eligible Receivables


Refinanced Vehicles

1        Vehicle Group Number (Vehicle Model)
2        Vehicle Identification Number (last eight digits) (VIN)
3        Vehicle Lease Commencement Date
4        Capitalized Cost
5        Monthly Base Rent
6        Garaging State
7        Designated Period
8        Lienholder
9        Amount to pay off existing indebtedness

Eligible Receivables

1        identity of obligor
2        amount of receivable
3        date of origination of receivable
4        vehicle identification number (VIN) of vehicles to which receivable relates (grouped by obligor)

                                 ATTACHMENT A-2


                          Vehicle Acquisition Schedule



         The attached "Vehicle Acquisition Schedule" is a sample listing of vehicles to be financed on the A/P Due Date (the date payment is made to the Dealer).

                                  ATTACHMENT B

                           FORM OF POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that Rental Car Finance Corp., an Oklahoma corporation, does hereby make, constitute and appoint _______________________________ its true and lawful Attorney(s)-in-Fact for it and in its name, stead and behalf, to execute any and all documents pertaining to the titling of motor vehicles in the name of Rental Car Finance Corp., the noting of the lien of Bankers Trust Company, a New York banking corporation, as Master Collateral Agent, as the first lienholder on certificates of title, the licensing and registration of motor vehicles and the transfer of title of motor vehicles. This power is limited to the foregoing and specifically does not authorize the creation of any other liens or encumbrances on any of said motor vehicles, other than Permitted Liens (as defined in Schedule 1 to the Base Indenture, dated as of December 13, 1995, between Rental Car Finance Corp., as Issuer, and Bankers Trust Company, as Trustee, as amended by Amendment to Base Indenture, dated as of December 23, 1997 (as amended by such amendment and as such agreement may be further amended, supplemented or modified from time to time in accordance with its terms)).

                 The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease five years from the date of execution as set forth below.

                 IN WITNESS WHEREOF, Rental Car Finance Corp. has caused this instrument to be executed on its behalf by its _____________ this ____ day of _______, 19__.

                                        RENTAL CAR FINANCE CORP.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

State of ___________________  )
                              :ss.:
County of __________________  )

         Subscribed and sworn before me, a notary public, in and for said county and state, this ____ day of ____________, 19__.



                                        ---------------------------------
                                        Notary Public

                                        My Commission Expires: __________

                                  ATTACHMENT C

                 FORM OF CERTIFICATION OF TRADE OR BUSINESS USE


         The undersigned, ___________ of Rental Car Finance Corp., an Oklahoma corporation, hereby warrants and certifies, under penalties of perjury, that
(1) each Lessee intends to use the Acquired Vehicles in a trade or business of each Lessee, and (2) each Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles for federal income tax purposes.

         Defined terms otherwise not defined herein shall have the meanings assigned to such terms in Schedule 1 to the Base Indenture, dated as of December 13, 1995, between Rental Car Finance Corp., as Issuer, and Bankers Trust Company, a New York banking corporation, as Trustee, as amended by Amendment to Base Indenture, dated as of December 23, 1997 (as amended by such amendment and as such agreement may be further amended, supplemented or modified from time to time in accordance with its terms).

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ____ day of _________, 199__.


                                        RENTAL CAR FINANCE CORP.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  ATTACHMENT D

                       FORM OF AFFILIATE JOINDER IN LEASE


         THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this "Joinder") is executed as of _______________ ___, 19___, by _______________, a
____________________________ ("Joining Party"), and delivered to Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), as lessor pursuant to the Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 1998 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Lease"), among RCFC, as Lessor, Thrifty Rent-A-Car-System, Inc., an Oklahoma corporation as Lessee and Servicer, Dollar Rent A Car Systems, Inc., an Oklahoma corporation as Lessee and Servicer, and those Subsidiaries of Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), from time to time becoming Lessees thereunder (individually, a "Lessee" and, collectively, the "Lessees"), and DTAG, as Guarantor. Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.


                                R E C I T A L S:


         WHEREAS, the Joining Party is a direct or indirect Subsidiary of DTAG; and

         WHEREAS, the Joining Party desires to become a "Lessee" under and pursuant to the Group II Lease.

         NOW, THEREFORE, the Joining Party agrees as follows:


                               A G R E E M E N T:


         1. The Joining Party hereby represents and warrants to and in favor of RCFC and the Trustee that (i) the Joining Party is a direct or indirect Subsidiary of DTAG, (ii) all of the conditions required to be satisfied pursuant to Section 28 of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Section 23 of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.

         2. The Joining Party hereby agrees to assume all of the obligations of a "Lessee" under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.

         3. By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution and delivery of this Joinder, RCFC acknowledges that the Joining Party is a Lessee for all purposes under the Lease.

         IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

                                        [Name of Joining Party]



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


Accepted and Acknowledged by:

RENTAL CAR  FINANCE CORP.


By:
   -------------------------------
   Name:
   Title:

                                 ATTACHMENT E

                          Form of Annual Certificate